Filed Pursuant to Rule 424(b)(2)
Registration No. 333-283950

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED JULY 8, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 17, 2026)
$
NUVEEN CHURCHILL DIRECT LENDING CORP.
6.650% Notes due 2030

We are offering $ million in aggregate principal amount of 6.650% notes due 2030, which we refer to as the Notes. The Notes will mature on March 15, 2030. We will pay interest on the Notes on March 15 and September 15 of each year. The Notes offered hereby are a further issuance of the 6.650% notes due 2030 that we issued on January 22, 2025 in the aggregate principal amount of $300.0 million (the “Existing Notes”). The Notes offered hereby will be treated as a single series with the Existing Notes under the indenture governing the Existing Notes and will have the same terms as the Existing Notes (except for the issue date, the offering price and the initial interest payment date). The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 6.650% notes due 2030 will be $ million. Unless the context otherwise requires, references herein to the “Notes” include the Notes offered hereby and the Existing Notes.
We may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption “Description of Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes are our direct, general unsecured obligations and rank pari passu, or equal, with all existing and future unsecured unsubordinated indebtedness issued by us, but will rank senior to our future indebtedness that is expressly subordinated in right of payment to the Notes.
Nuveen Churchill Direct Lending Corp. (together with its consolidated subsidiaries, the “Company”) was originally formed as a Delaware limited liability company in March 2018 and converted into a Maryland corporation in June 2019. The Company is an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is managed by its investment adviser, Churchill DLC Advisor LLC, and its investment sub-advisers, Churchill Asset Management LLC and Nuveen Asset Management, LLC. The Company has elected, and intends to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, the Company is required to comply with certain regulatory requirements.
Our investment objective is to generate attractive risk-adjusted returns through current income by primarily investing in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”). We focus on investments in U.S. middle market companies with $10 million to $100 million of annual EBITDA. There are no assurances that we will achieve our investment objective.
Investing in the Notes involves risks, including the risk of leverage, that are described in the “Risk Factors” section beginning on page S-10 of this prospectus supplement and page 9 of the accompanying prospectus and the matters discussed in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes. You should carefully read this prospectus supplement, the accompanying prospectus, and any information incorporated by reference into each, before investing in the Notes and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 375 Park Avenue, 9th floor, New York, NY 10152, calling us at (212) 478-9200 or visiting our corporate website located at www.ncdl.com. The SEC also maintains a website at www.sec.gov that contains this information. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

Per Note	Total
Public offering price (1)%	$
Underwriting discount (sales load)%	$
Proceeds to us, before expenses (2)%	$
__________________
(1)The public offering price set forth above does not include accrued and unpaid interest of $ in the aggregate from March 15, 2026 up to, but not including, the date of delivery, which will be paid by the purchasers of the Notes offered hereby. On September 15, 2026, we will pay this pre-issuance accrued interest to the holders of the Notes offered hereby as of the applicable record date along with the interest accrued on the Notes from the date of delivery to such interest payment date.
(2)Before deducting expenses payable by us related to this offering, estimated at $ .
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the Notes offered hereby in book-entry form only through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., will be made on or about July , 2026.
Sole Book-Running Manager
SMBC Nikko
The date of this prospectus supplement is July , 2026.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and related matters. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed with the SEC prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering of Notes.
In this prospectus supplement, except where the context suggests otherwise:
•the terms “we,” “us,” “our,” and “Company,” refer to Nuveen Churchill Direct Lending Corp. (f/k/a Nuveen Churchill BDC Inc.) (and, if required by context, (i) prior to December 31, 2019 to Churchill Middle Market CLO V Ltd. (the “Predecessor Entity”), and (ii) following December 31, 2019 on a consolidated basis with the Predecessor Entity);
•the term “Adviser” refers to Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC), which serves as our investment adviser, pursuant to the Amended and Restated Investment Advisory Agreement, dated January 29, 2024 (the “Advisory Agreement”);
•the term “Churchill” or “Sub-Adviser” refers to Churchill Asset Management LLC, which serves as our investment sub-adviser as delegated by the Adviser pursuant to the Sub-Advisory Agreement by and between the Adviser and Churchill (initially dated December 31, 2019 and amended and restated on December 11, 2020, October 7, 2021 and March 8, 2022, the “CAM Sub-Advisory Agreement”);
•the term “Nuveen Asset Management” refers to Nuveen Asset Management, LLC, which, acting through its leveraged finance division, may manage certain of our liquid investments pursuant to the Sub-Advisory Agreement, dated January 29, 2024, by and among the Adviser, Churchill and Nuveen Asset Management (the “NAM Sub-Advisory Agreement” and, together with the Advisory Agreement and the CAM Sub-Advisory Agreement, the “Advisory Agreements”);
•the term “Advisers” collectively refers to the Adviser, Churchill and Nuveen Asset Management; and
•the term “Administrator” refers to Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC), which serves as our administrator, pursuant to the Administration Agreement, dated December 31, 2019 (the “Administration Agreement”).
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. The Company has not, and the underwriter has not, authorized any other person to provide you with different information or to make any representations not contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus prepared by or on behalf of us that relates to this offering of Notes. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or sale of the Notes offered hereby. The Company’s business, financial condition, results of operations, cash flows and prospects may have changed since such dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Nuveen Churchill Direct Lending Corp. (together, with its consolidated subsidiaries, the “Company,” “we,” “us,” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•an economic downturn or recession and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us;
•the impact of interest rate volatility on our business, our financial condition and our portfolio companies;
•the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;
•the level of inflation and its impact on our portfolio companies and on the industries in which we invest;
•the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies and its impact on our portfolio companies and the global economy;
•the impact of geopolitical conditions, including the conflict between Ukraine and Russia and the turmoil in Europe and the Middle East, and their impact on financial market volatility, global economic markets, and various sectors, industries and markets for commodities globally, such as oil and natural gas;
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Advisers, and/or their respective affiliates;
•the ability of our portfolio companies to achieve their objectives;
•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;

•the ability of the Advisers to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;
•our ability to qualify and maintain our qualification as a RIC and operate as a BDC; and
•the impact of future legislation and regulation on our business and our portfolio companies.
These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement, as well as any cautionary language included or incorporated by reference in this prospectus supplement and the accompanying prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this prospectus supplement or the accompanying prospectus could have a material adverse effect on our business, results of operations and financial position. These forward-looking statements apply only as of the date of this prospectus supplement or the accompanying prospectus, and we assume no obligation to update any such forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future will file with the SEC, including registration statements on Form N-2, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Because we are an investment company, the forward-looking statements and projections contained in this prospectus supplement are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE COMPANY
This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read this entire document and the other information incorporated by reference into this document and the other documents to which we refer herein before investing.
Overview
We are a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. We are externally managed by our Adviser, Churchill DLC Advisor LLC, and through our Sub-Advisers, Churchill Asset Management LLC and Nuveen Asset Management. Our Adviser and our Sub-Advisers are affiliates and subsidiaries of Nuveen, the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. We invest in directly originated senior secured loans that typically pay floating interest rates and are senior in the capital structure to junior debt and equity, as we believe these loans offer us more attractive risk-adjusted returns and stronger protections than investments in the traditional public debt capital markets. We seek to partner with high quality, private equity-owned middle market companies that have strong management teams executing on long-term growth strategies. Additionally, the private equity sponsors that own the businesses we lend to typically have the ability and strong incentive to support their portfolio companies by providing additional capital and managerial and operational assistance. We believe this support could potentially enhance the performance of our portfolio companies and provide additional protections for our investments.
We were formed as a Delaware limited liability company in March 2018 and we converted into a Maryland corporation in June 2019. We are a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under subchapter M of the Code.
On January 29, 2024, we closed our initial public offering, issuing 5.5 million shares of common stock at a public offering price of $18.05 per share. We received cash proceeds of approximately $99.3 million. Our common stock began trading on the NYSE under the symbol “NCDL” on January 25, 2024.
Our investment objective is to generate attractive risk-adjusted returns through current income by investing primarily in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of EBITDA. We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of EBITDA, which we consider the core middle market. We focus on senior loans, and will also opportunistically invest in junior capital investments.
Each of the Adviser, Churchill and Nuveen Asset Management is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, and are controlled by Nuveen. Nuveen is the investment management arm of TIAA, a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Churchill DLC Advisor LLC serves as our investment adviser pursuant to the Advisory Agreement. The Adviser is responsible for the overall management of our activities pursuant to the Advisory Agreement.
The Adviser has delegated substantially all of its daily portfolio management obligations as set forth in the Advisory Agreement to Churchill pursuant to the CAM Sub-Advisory Agreement, which was approved by our board of directors, including a majority of directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of us, the Advisers, or of any of their respective affiliates. The Adviser has general oversight over the investment process on our behalf and manages our capital structure, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for our performance under the terms of the Advisory Agreement.

Churchill provides investment advisory and management services to us. Under the terms of the CAM Sub-Advisory Agreement, Churchill: (i) identifies, evaluates and negotiates the structure of investments (including performing due diligence on prospective portfolio companies); (ii) closes and monitors investments; and (iii) determines the securities and other assets to be purchased, retained or sold.
The Adviser and Churchill have engaged Nuveen Asset Management, acting through its leveraged finance division, to manage certain of our liquid investments. Subject to the pace and amount of investment activity in our middle market investment program, a portion of our portfolio may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The percentage of our portfolio allocated to the liquid investment strategy managed by Nuveen Asset Management will be at the discretion of Churchill.

Investment Portfolio
We target an investment portfolio comprised of at least 80% and up to 100% in first-lien senior secured debt and unitranche loans. To a lesser extent, we have and may continue to opportunistically invest in second-lien loans, subordinated debt, equity co-investments and similar equity-related securities. We are highly focused on constructing a diverse investment portfolio with broad diversification by company, industry sectors, and position size, targeting an average investment size of 1 to 2% per company. While we will seek to achieve the targets described above, the composition of our investment portfolio may vary from time to time due to various factors, such as market conditions and the availability of attractive investment opportunities.
In addition, we generally do not hold any funded or unfunded revolving loan commitments in respect of our portfolio companies, and substantially all of our investments in senior loans are comprised of funded term loans or delayed-draw term loan commitments. Therefore, we believe our portfolio is less likely to experience sudden changes to diversification or liquidity needs stemming from the utilization of revolving loan commitments.

Use of Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. We may borrow money from time to time if immediately after such borrowing, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 150%. This means that we generally can borrow up to $2 for every $1 of investor equity.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.
Corporate Information
Our principal executive offices are located at 375 Park Avenue, 9th Floor, New York, NY 10152 and our telephone number is (212) 478-9200. Our corporate website is located at www.ncdl.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. On January 22, 2025, we and U.S. Bank Trust Company, National Association, as trustee (the “trustee”) entered into the first supplemental indenture to the indenture, dated as of January 22, 2025, relating to the Existing Notes. We will issue the Notes offered hereby under the same base indenture and the first supplemental indenture, which we refer to collectively as the “indenture.” The Notes offered hereby will be a further issuance of, rank equally in right of payment with, and form a single series with the Existing Notes for all purposes under the indenture, including waivers, amendments, consents, redemptions and other offers to purchase and voting. We refer to the “Notes” and the “Existing Notes” separately within this prospectus supplement because only the Notes are being offered hereby, but any general discussion of the terms of the Notes also would apply to the Existing Notes because they are treated as the same under the indenture. This section outlines certain legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes under the heading “Description of Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes, as amended from time to time, the “indenture.”

Issuer	Nuveen Churchill Direct Lending Corp.

Title of the Securities	6.650% Notes due 2030

Aggregate Principal Amount Being Offered	$

The Notes offered hereby are a further issuance of the Existing Notes. The Notes offered hereby will be treated as a single series with the Existing Notes under the indenture and will have the same terms as the Existing Notes. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of 6.650% Notes due 2030 will be $ .

Public Offering Price	% of the aggregate principal amount of Notes

Aggregate Accrued Interest	$ of accrued and unpaid interest from and including March 15, 2026 up to, but not including, the date of delivery of the Notes which is expected to be July , 2026 (the “Aggregate Accrued Interest”). The interest payment we will make on September 15, 2026 will include the Aggregate Accrued Interest.

Interest Rate	6.650%

Yield to Maturity	%

Trade Date	July , 2026

Issue Date	July , 2026

Maturity Date	March 15, 2030

Interest Payment Dates	March 15 and September 15.

Ranking of Notes	The Notes are our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, or junior, rank effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of March 31, 2026, our total consolidated indebtedness, at par, was approximately $1,139 million, of which approximately $839 million was secured (of which approximately $747 million was indebtedness of our subsidiaries) and of which $300 million was unsecured. See “Capitalization.”

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	Prior to February 15, 2030 (one month prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, or (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Offer to Purchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined herein) occurs prior to maturity, unless we have exercised our right to redeem the Notes in full, holders of the Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance	The Notes are subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Satisfaction and Discharge; Defeasance,” we can legally release ourselves from all payment and other obligations on the Notes.

Covenant Defeasance	The Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under “Description of Notes — Satisfaction and Discharge; Defeasance,” we will be released from some of the restrictive covenants in the indenture.

Form of Notes	The Notes offered hereby will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent and Registrar	U.S. Bank Trust Company, National Association.

Events of Default	If an event of default (as described under “Description of Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:

•We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles (“GAAP”).

Trading Market
While a trading market developed after issuing the Existing Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although the underwriter informed us that it intends to continue to make a market in the Notes, as permitted by applicable laws and regulations, it is not obligated to do so and may discontinue any such market-making activities at any time without notice. See “Underwriting.” Accordingly, we cannot assure you that a liquid market for the Notes will be maintained.

Global Clearance and Settlement Procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	The Notes and the indenture are governed by and construed in accordance with the laws of the State of New York.

Risk Factors	Our business is subject to numerous risks, as described in the section titled “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before deciding whether to invest in the Notes, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the section titled “Risk Factors” in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. The Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Notes or financial matters in general. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, our net asset value, the trading price of our common shares and the value of our other securities could decline, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to This Offering
The Notes are unsecured and therefore are effectively subordinated to any existing and future secured indebtedness, including indebtedness under the Revolving Credit Facility.
The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have incurred and may incur in the future (or any indebtedness that is initially unsecured that we later secure) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of March 31, 2026, we had $92 million aggregate principal amount of outstanding indebtedness under our senior secured revolving credit facility with Sumitomo Mitsui Banking Corporation (the “Revolving Credit Facility”). The indebtedness under the Revolving Credit Facility is effectively senior to the Notes to the extent of the value of such assets.
The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries, including the Debt Securitizations.
The Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of March 31, 2026, approximately $747 million of the indebtedness, at par value, required to be consolidated on our balance sheet was held through term debt securitizations and secured by certain assets of certain of our subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. As of March 31, 2026 we had approximately $321 million aggregate principal amount of outstanding indebtedness under our 2022 term debt securitization (the “2022 Debt Securitization”); $213 million aggregate principal amount of outstanding indebtedness under our 2023 term debt securitization (the “2023 Debt Securitization”); and approximately $214 million aggregate principal amount of outstanding indebtedness under our 2024 term debt securitization (the “2024 Debt Securitization” and together with the 2022 Debt Securitization and the 2023 Debt Securitization, the “Debt Securitizations”). Consequently, the Notes are structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by any of our subsidiaries, financing vehicles or similar facilities and any subsidiaries, financing vehicles or similar facilities that we may in the future acquire or establish, including each of the Debt Securitizations. Our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.
 Our amount of debt outstanding may increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
As of March 31, 2026, our total consolidated indebtedness (including the Debt Securitizations), at par, was approximately $1,139 million, of which approximately $839 million was secured (of which approximately $747 million was indebtedness of our subsidiaries) and of which $300 million was unsecured. See “Capitalization.”
The use of debt could have significant consequences on our future operations, including:
•making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding indebtedness;
• resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in substantially all of our debt becoming immediately due and payable;
• reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
• subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates; and
• limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
Our ability to meet our payment and other obligations under our debt agreements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Revolving Credit Facility or the Debt Securitizations, or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before it matures. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements, including our payment obligations under the Notes.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor the underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. The Notes are rated by Moody’s

Investor Service, or Moody’s, and Fitch Ratings, or Fitch. There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by Moody’s or Fitch, if in any of their respective judgments future circumstances relating to the basis of the credit rating, such as adverse changes in our company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.
An increase in market interest rates could result in a decrease in the market value of the Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.
The indenture governing the Notes contains limited protection for holders of the Notes.
The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:
•issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Notes and (4) indebtedness or obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC;
•pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
•sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•enter into transactions with affiliates;
• make investments; or
• create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
Furthermore, the terms of the indenture and the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
The optional redemption provision may materially adversely affect your return on the Notes.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes being redeemed.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness, including a default under the Revolving Credit Facility or the Debt Securitizations, or under other indebtedness to which we may be a party, that is not waived by the required lenders or holders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.
If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Revolving Credit Facility or the Debt Securitizations or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.
If our operating performance declines, we may, in the future, need to seek to obtain waivers from the required lenders or holders under the agreements governing our indebtedness, or other indebtedness that we may incur in the future, to avoid being in default. If we breach our covenants under the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.
If we are unable to repay debt, lenders having secured obligations, including the lenders under the Revolving Credit Facility or the Debt Securitizations, could proceed against the collateral securing the debt. Because our Revolving Credit Facility and the indenture have, and any future debt will likely have, customary cross-default provisions, if the indebtedness thereunder, hereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. See “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of the Revolving Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the Revolving Credit Facility at that time and to terminate the Revolving Credit Facility.
Any failure to comply with these provisions would constitute an event of default under the other agreements governing our indebtedness, including the indenture. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Description of Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.”
While a trading market developed after issuing the Existing Notes, we cannot assure you that an active trading market for the Notes will be maintained.
While a trading market developed after issuing the Existing Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their public offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriter has advised us that it intends to continue to make a market in the Notes, as permitted by applicable laws and regulations, but it is not obligated to do so. The underwriter may discontinue any market-making in the Notes at any time at its sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, we cannot assure you that a liquid trading market will be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market is not maintained, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of $ aggregate principal amount of Notes in this offering will be approximately $ , based on the public offering price of % of the aggregate principal amount of the Notes, after deducting the underwriting discount of $ and estimated offering expenses of approximately $ payable by us.
We intend to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under the Revolving Credit Facility. However, through re-borrowings under the Revolving Credit Facility, we intend to make investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus, and for other general corporate purposes.

($ in thousands)	Revolving Credit Facility
Amount outstanding(1)	$89,994
Interest rate per annum(2)	one-month SOFR plus 2.00%
Maturity date(2)	October 4, 2029
__________________
(1)Amount outstanding is net of deferred financing costs as of March 31, 2026.
(2)The interest rate per annum and the maturity date reflect the current terms of the Revolving Credit Facility as of the date of this prospectus supplement.

An affiliate of the underwriter is a lender under the Revolving Credit Facility. Accordingly, an affiliate of the underwriter may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay outstanding indebtedness under the Revolving Credit Facility.

CAPITALIZATION
The following table sets forth our consolidated capitalization at March 31, 2026. You should read this table together with “Use of Proceeds” described in this prospectus supplement and our most recent balance sheet included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 incorporated by reference in this prospectus supplement.

As of March 31, 2026
(Amounts in thousands, except share and per share amounts)	(Unaudited)
Cash and cash equivalents	$50,400
Borrowings (1)
Revolving Credit Facility	92,000
2022 Debt Securitization	320,925
2023 Debt Securitization	213,000
2024 Debt Securitization	213,500
Notes	300,000
Total borrowings	$1,139,425
Net Assets
Common shares, $0.01 par value, 500,000,000 shares authorized, 49,387,065 shares issued and outstanding	$494
Paid-in-capital in excess of par value	930,393
Total distributable earnings (loss)	(66,775)
Total net assets	$864,112
Total liabilities and net assets	$2,048,698
__________________
(1)The above table reflects the principal amount of indebtedness outstanding as of March 31, 2026. As of July 7, 2026, the principal amount of indebtedness outstanding was approximately $1,088,267. The net proceeds will be used to repay amounts outstanding under the Revolving Credit Facility. See “Use of Proceeds.”

DESCRIPTION OF NOTES
The following is a description of particular terms of the Notes.
We will issue the Notes under the base indenture, dated as of January 22, 2025, between us and the trustee, as supplemented by the first supplemental indenture, dated as of January 22, 2025, between us and the trustee. As used in this section, all references to the indenture mean the base indenture as supplemented by the first supplemental indenture. The Notes offered hereby will be treated as a single series with the Existing Notes under the indenture and will have the same terms as the Existing Notes (except the issue date, the offering price and the initial interest payment date). The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 6.650% Notes due 2030 will be $ . We refer to the “Notes” and the “Existing Notes” separately within this prospectus supplement because only the Notes are being offered hereby, but any general discussion of the terms of the Notes also would apply to the Existing Notes because they are treated as the same under the indenture.
The terms of the Notes will include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. The base indenture has been attached as an exhibit to the registration statement of which this prospectus supplement is a part and the first supplemental indenture has been attached as an exhibit to a Current Report on Form 8-K, which is incorporated by reference into this prospectus supplement, in each case, as filed with the SEC.See “Available Information” in this prospectus supplement for information on how to obtain a copy of the indenture.
For purposes of this description, references to “we,” “our” and “us” refer only to Nuveen Churchill Direct Lending Corp. and not to any of its current or future subsidiaries and references to “subsidiaries” refer to our consolidated subsidiaries and exclude any investments held by Nuveen Churchill Direct Lending Corp. in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Nuveen Churchill Direct Lending Corp. and its subsidiaries. Such references also include entities that engage in investment activities in securities or other assets that are primarily controlled by the Company. The Company complies with the provisions of the 1940 Act governing investment policies, capital structure, and leverage on an aggregate basis with its subsidiaries, and it treats subsidiary debt as its own. The principal investment strategies of the subsidiaries are substantially similar to those of the Company. The Company and its subsidiaries comply with provisions of the 1940 Act relating to affiliated transactions and custody.
General
The Notes:
•are our general unsecured, senior obligations;
•were issued prior to the date hereof in an aggregate principal amount of $300,000,000, not including the
$ aggregate principal amount of Notes offered hereby;
•will mature on March 15, 2030, unless earlier redeemed or repurchased, as discussed below;
•will bear cash interest at an annual rate of 6.650% payable semi-annually in arrears on March 15 and September 15 of each year, with such payment including the Aggregate Accrued Interest (as described under “— Interest”);
•will be subject to redemption at our option as described in this prospectus supplement under the caption “— Optional Redemption;”
•will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under the caption “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;
•will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and
•will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance” in this prospectus supplement.
The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Covenants — Merger, Consolidation or Sale of Assets” in this prospectus supplement, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) and CUSIP number as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes). The $ million in aggregate principal amount of Notes offered hereby will be issued as additional Notes under the indenture.
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).
Payment of principal (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address will appear in the security register.
A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.
The registered holder of a Note will be treated as its owner for all purposes.
Interest
The Notes will bear cash interest at a rate of 6.650% per year until maturity. Interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year. Interest on the Notes offered hereby will accrue from and including March 15, 2026. On September 15, 2026, we will pay the Aggregate Accrued Interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.
Interest on the Notes will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on March 1 or September 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.
Ranking
The Notes are our general unsecured obligations that rank:
•senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;
•pari passu, or equal, in right of payment with all of our existing and future liabilities that are not so subordinated, or junior;
•effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness;
• structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
As of March 31, 2026, our total consolidated indebtedness, at par, was approximately $1,139 million, of which approximately $839 million was secured (of which approximately $747 million was indebtedness of our subsidiaries) and of which $300 million was unsecured. See “Capitalization.”
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.
Optional Redemption
Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, or
•100% of the principal amount of the Notes to be redeemed,
plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes.
Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes.
If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes to be redeemed not less than 10 days nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Par Call Date” means February 15, 2030 (one month prior to the maturity date of the Notes).
“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of the Revolving Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the Revolving Credit Facility at that time and to terminate the Revolving Credit Facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness, which are incorporated by reference into this prospectus supplement. Our and our subsidiaries’ future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all of the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Nuveen Churchill Direct Lending Corp. and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Nuveen Churchill Direct Lending Corp. or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Nuveen Churchill Direct Lending Corp., measured by voting power rather than number of shares; or
(3)the approval by Nuveen Churchill Direct Lending Corp.’s shareholders of any plan or proposal relating to the liquidation or dissolution of Nuveen Churchill Direct Lending Corp.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of Nuveen Churchill Direct Lending Corp., 50% or more of the outstanding equity interests of which are owned by Nuveen Churchill Direct Lending Corp. and its direct or indirect subsidiaries and of which Nuveen Churchill Direct Lending Corp. possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch Ratings, Inc., or any successor thereto.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.
“Rating Agency” means:
(1)each of Fitch and Moody’s; and
(2)if either of Fitch or Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch or Moody’s, as the case may be.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the base indenture, the following covenants apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants govern:
Merger, Consolidation or Sale of Assets
The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Nuveen Churchill Direct Lending Corp. or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:
•we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;
•the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;
•immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and
•we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.
For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Other Covenants
•We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.
•If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.
Events of Default
Each of the following will be an event of default for the Notes:
(1)default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;
(2)default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;
(3)default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(4)default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Nuveen Churchill Direct Lending Corp. for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(5)pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or
(6)certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.
If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:
i.such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;
ii.the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of such event of default;
iii.such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;
iv.the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
v.no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.
The holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.
Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee must transmit notice of such default known to the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Meetings of Noteholders
The indenture contains provisions relating to meetings of holders of the Notes, voting rights, conduct and adjournment of meetings, quorums, and actions that can be taken at such meetings.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Defeasance
In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:
•deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants to make interest, principal and any other payments on the Notes on their various due dates;
•deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the Notes any differently than if such covenant defeasance had not occurred; and
•deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplished covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Legal Defeasance
If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•We must deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized firm of independent public accountants to make interest, principal and any other payments on the Notes on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal income tax law or the Internal Revenue Service has published a ruling that in either case allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds that were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.
•We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Trustee
U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. U.S. Bank Trust Company, National Association’s address is West Side Flats St. Paul, 60 Livingston Ave., Saint Paul, Minnesota 55107. We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Governing Law
The indenture provides that it and the Notes are governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.
Book-Entry, Settlement and Clearance
Global Notes
The Notes will be initially issued in the form of one or more registered Notes in global form (the “Global Note”). Upon issuance, the Global Note will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, Euroclear or Clearstream or DTC, Euroclear or Clearstream participants or persons who hold interests through DTC, Euroclear or Clearstream participants. We expect that under procedures established by DTC:
•upon deposit of a Global Note with DTC, Euroclear or Clearstream’s custodian, DTC, Euroclear or Clearstream will credit portions of the principal amount of the Global Note to the accounts of the DTC, Euroclear or Clearstream participants designated by the underwriter; and
•ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC, Euroclear or Clearstream participants) and the records of DTC, Euroclear or Clearstream participants (with respect to other owners of beneficial interests in the Global Note).
Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriter are responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as the underwriter, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.
So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the indenture.
So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
•will not be entitled to have Notes represented by the Global Note registered in their names;
•will not receive or be entitled to receive physical, certificated Notes; and
•will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.
Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.
Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear or Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:
•DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax consequences relevant to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the regulations promulgated thereunder by the U.S. Treasury (the ‘‘Treasury Regulations’’), rulings and pronouncements issued by the Internal Revenue Service (the ‘‘IRS’’), and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.
This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:
•banks, insurance companies and other financial institutions;
•certain former citizens or long-term residents of the United States;
•holders subject to the alternative minimum tax;
•dealers in securities or currencies;
•traders in securities;
•partnerships, S corporations or other pass-through entities;
•U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•controlled foreign corporations;
•tax-exempt organizations;
•passive foreign investment companies;
•persons holding the Notes as part of a ‘‘straddle,’’ ‘‘hedge,’’ ‘‘conversion transaction’’ or other risk reduction transaction; and
•persons deemed to sell the Notes under the constructive sale provisions of the Code.
In addition, this summary deals only with Notes held as capital assets (within the meaning of Section 1221 of the Code) by persons who purchase the Notes for cash under the terms of this offering and at the price on the cover hereto. Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or non-U.S. tax laws are not discussed.
As used herein, a “U.S. holder” means a beneficial owner of a Note that is, for United States federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
As used herein, a “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
If any entity or arrangement classified as a partnership for United States federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If a partnership or a partner in a partnership is considering an investment in the Notes, such person should consult its own tax advisors.
If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Qualified Reopening
We intend to treat, for U.S. federal income tax purposes, the issuance of the Notes offered hereby as a “qualified reopening” of the Existing Notes. Accordingly, we intend to treat the Notes offered hereby as having the same issue date and the same issue price as the Existing Notes. The remainder of this summary assumes this treatment.
Aggregate Accrued Interest
Interest on the Notes offered hereby will accrue from March 15, 2026, up to, but not including, the date of delivery and a portion of the purchase price of the Notes will be attributable to the amount of unpaid interest that accrued prior to the date the Notes are purchased (the “Aggregate Accrued Interest”). On September 15, 2026, we will pay this Aggregate Accrued Interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date. We intend to take the position that a portion of the interest payment received on the first interest payment date following the issuance of the Notes that equals the Aggregate Accrued Interest as a return of the Aggregate Accrued Interest, rather than an amount payable on such Notes. If this position is respected a portion of the interest payment received by a holder on the first interest payment date following the issuance of the Notes will be treated as a non-taxable return of the Aggregate Accrued Interest paid by the holder, rather than as taxable interest, as if the holder purchased a debt instrument on the secondary market between interest payment dates and will, when received, reduce the holder’s tax basis in the Notes. Holders should consult their own tax advisors concerning the tax treatment of the Aggregate Accrued Interest on the Notes.
Certain Tax Consequences to U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the Notes.
Stated Interest. Stated interest on the Notes (other than Aggregate Accrued Interest as described above) generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued, depending on the holder’s method of accounting for United States federal income tax purposes.
Amortizable Bond Premium. If a U.S. holder purchases a Note for an amount (excluding any amount attributable to Aggregate Accrued Interest described above) in excess of its stated principal amount, the U.S. holder will be considered to have purchased the Note with “premium” equal to such excess. If so, a U.S. holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when included in income in accordance with such U.S. holder’s regular method of tax accounting. Any amount of the premium amortized for a taxable year generally will be treated first as a reduction of interest on the Note includible in income in the U.S. holder’s gross income in such taxable year, then as a deduction allowed in that taxable year to the extent of the U.S. holder’s prior interest inclusions on the Note and finally as a carryforward allocable against the U.S. holder’s future interest inclusions on the Note, in each case, under the U.S. holder’s regular accounting method. If a U.S. holder makes this election, the U.S. holder will be required to reduce the U.S. holder’s adjusted tax basis in the Note by the amount of the premium amortized. If the U.S. holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss the U.S. holder would otherwise recognize on disposition of the Note. An election to amortize premium will also apply to all other taxable debt instruments (other than debt obligations the interest on which is excludable from gross income) held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors about this election.
Market Discount. If the amount paid for a Note by a U.S. holder (excluding any amount attributable to Aggregate Accrued Interest) is less than the stated principal amount of the Note by more than a statutorily defined de minimis threshold, the U.S. holder generally would be considered to have “market discount” for U.S. federal income tax purposes equal to the amount of such difference. In the case of a Note acquired pursuant to this offering, a discount will be considered de minimis and thus will not give rise to market discount if it is less than 1/4 of 1% of the stated principal amount of the Note multiplied by the number of complete years to maturity. Under the market discount rules, market discount generally must be accrued over the term of the Note, and any partial payment of principal on a Note, or any gain on the sale, exchange, redemption, retirement or other disposition of a Note, generally must be treated as ordinary income to the extent of the accrued market discount (unless the holder makes an election to include the market discount in income as it accrues). In addition, a holder of a Note with market discount may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Note. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the rules relating to market discount and the application of those rules to their particular circumstances.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes. Upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued and unpaid stated interest, including Aggregate Accrued Interest, as discussed above, which will be treated in the manner described above) and the adjusted tax basis of the Note. A U.S. holder’s adjusted tax basis in a Note will, in general, be its cost for that Note. Any gain or loss generally will be capital gain or loss and will generally be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of such disposition. Otherwise, such gain or loss will be short-term gain or loss. Long-term capital gains of certain non-corporate U.S. holders (including individuals) generally are eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations under the Code.
In certain circumstances, United States Treasury regulations require losses in excess of a threshold amount to be reported to the IRS. U.S. holders should consult their tax advisors to determine any reporting obligations they may have with respect to the sale, exchange, retirement, redemption or other taxable disposition of a Note.
Additional tax on net investment income. An additional surtax at a rate of 3.8% is imposed on the amount of “net investment income,” in the case of an individual, or undistributed “net investment income,” in the case of an estate or trust (other than a charitable trust), which exceeds certain threshold amounts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other taxable disposition of the Notes. U.S. holders should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the Notes.
Certain Tax Consequences to Non-U.S. Holders
The following is a summary of certain United States federal income tax consequences that will apply to non-U.S. holders of the Notes.
United States Federal Withholding Tax. Subject to the discussions of backup withholding and FATCA (as defined below) below, generally interest paid to a non-U.S. holder on its Notes that is not effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (a “U.S. trade or business”) is subject to

U.S. withholding tax imposed at a rate of 30% (or, if applicable, a reduced rate pursuant to an applicable income tax treaty). Nevertheless, interest paid on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:
•such non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;
•such non-U.S. holder is not a controlled foreign corporation that is actually or constructively related to us through stock ownership;
•such non-U.S. holder is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and
•either (1) such non-U.S. holder certifies, prior to the payment of interest, in a statement (generally, a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as appliable, or a suitable substitute) provided to us or the paying agent, under penalties of perjury, that it is the beneficial owner of the Note and is not a United States person as defined under the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of such non-U.S. holder certifies to us or the paying agent, prior to the payment of interest, under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury, that it is the beneficial owner of the Notes and that it is not a United States person and provides us or the paying agent with a copy of such statement, or (3) such non-U.S. holder holds its Notes through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.
Even if the above conditions are not met, a non-U.S. holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the non-U.S. holder provides us or our paying agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.
The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement, redemption or other taxable disposition of a Note.
United States Federal Income Tax. If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, then, the non-U.S. holder will be exempt from U.S. federal withholding tax, so long as the non-U.S. holder has provided an IRS Form W-8ECI or substantially similar substitute form stating that the interest that the non-U.S. holder receives on the Notes is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. In such a case, a non-U.S. holder will be subject to tax on the interest it receives on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.
Subject to the discussion of backup withholding below, any gain realized on the sale or other taxable disposition of a Note generally will not be subject to United States federal income tax unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which case such gain will be subject to United

States federal income tax (and possibly branch profits tax) in generally the same manner as effectively connected interest is taxed;
•such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, such non-U.S. holder will be subject to a flat 30% United States federal income tax (or a lower rate under an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by certain United States-source capital losses; or
•a portion of the gain is attributable to accrued but unpaid interest, in which case such amounts will be subject to tax as described above in “—United States Federal Withholding Tax.”

Information Reporting and Backup Withholding
U.S. Holders. In general, information reporting requirements will apply to payments of stated interest on the Notes and the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Note paid to a U.S. holder. Certain U.S. holders such as corporations generally are exempt from information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and:
•such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;
•the IRS notifies the payor that such U.S. holder furnished an incorrect TIN;
•we are notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or
•such U.S. holder fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that the U.S. holder is subject to backup withholding.
A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders. Generally, the amount of interest we pay to any documented non-U.S. holder on the Notes will be reported to the non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. holder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding and certain other information reporting with respect to payments of interest on the Notes that we make to it, provided that the applicable withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, and such withholding agent has received from such non-U.S. holder the required certification that it is a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax.”
If a non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless it provides a withholding certificate or other appropriate documentary evidence establishing that it is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that it is a

U.S. holder, or such non-U.S. holder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless such non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that it is not a U.S. holder and such broker does not have actual knowledge or reason to know that such evidence is false, or such non-U.S. holder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, as modified by U.S. Treasury regulations, guidance from the IRS and intergovernmental agreements and subject to further guidance (collectively, the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign non-U.S. entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to provide such information and are in compliance with the terms of such IGA and any implementing legislation or regulation. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign non-U.S. entities that are not financial institutions unless the foreign non-U.S. entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified person. Depending on the status of the non-U.S. holder and the status of the intermediaries through which they hold a Note, a non-U.S. holder could be subject to this 30% withholding tax with respect to interest paid on a Note. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.
A non-U.S. holder should consult its own tax advisors regarding the possible implications of FATCA and whether it may be relevant to such the acquisition, ownership and disposition of a Note.

UNDERWRITING
SMBC Nikko Securities America, Inc. is acting as the sole underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement by and among us, the Adviser, Churchill, and the Administrator and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the aggregate principal amount of Notes set forth on the cover page of this prospectus supplement.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the Notes, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The following table shows the per Note and total underwriting discount that we are to pay to the underwriter in connection with this offering.

	Per Note	Total
Public offering price	%	$
Underwriting discount (sales load)%		$
Proceeds to us, before expenses	%	$
The public offering price set forth above does not include accrued and unpaid interest of $ in the aggregate from March 15, 2026 up to, but not including, the date of delivery, which will be paid by the purchasers of the Notes offered hereby. On September 15, 2026, we will pay this pre-issuance accrued interest to the holders of the Notes offered hereby as of the applicable record date along with the interest accrued on the Notes from the date of delivery to such interest payment date.
The underwriter proposes to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and some of the Notes to certain other Financial Industry Regulatory Authority, or FINRA, members at the public offering price less a concession not in excess of % of the aggregate principal amount of the Notes. The underwriter may allow, and the dealers may reallow, a discount not in excess of % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The expenses of the offering, not including the underwriting discount, are estimated at $ and are payable by us.
No Sales of Similar Securities
Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing through the closing date of this offering without first obtaining the written consent of the underwriter. This consent may be given at any time without public notice.

Listing
While a trading market developed after issuing the Existing Notes, we cannot assure you that an active liquid market for the Notes will be maintained. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although the underwriter has informed us that it intends to continue to make a market in the Notes, as permitted by applicable laws and regulations, it is not obligated to do so and may discontinue any market-making activities at any time without any notice. Accordingly, no assurance can be given as to the liquidity or maintenance of a public trading market for the Notes. If an active public trading market for the Notes is not maintained, the market price and liquidity of the Notes may be adversely affected.
Price Stabilization, Short Positions
In connection with the offering, the underwriter may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the aggregate principal amount of Notes to be purchased by the underwriter in the offering, which creates a short position for the underwriter. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, valuation services and other financial and non-financial activities and services. The underwriter and its affiliates have provided, currently provide, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, the underwriter was an underwriter in connection with the Company’s initial public offering and our subsequent debt and equity offerings, for which it received customary fees. An affiliate of the underwriter is a lender under the Revolving Credit Facility.
In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of us (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The underwriter and its affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriter and its affiliates also may communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.

Conflicts of Interest
The net proceeds of this offering will be used to pay down a portion of the outstanding indebtedness under the Revolving Credit Facility. An affiliate of the underwriter is a lender under the Revolving Credit Facility. Accordingly, an affiliate of the underwriter may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay outstanding indebtedness under the Revolving Credit Facility.
Alternative Settlement Cycle
We expect that delivery of the Notes will be made to investors on or about , 2026, which will be the second business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+2, to specify an alternative arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Principal Business Addresses
The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, NY 10172.
Disclaimers About Non-US Jurisdictions
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)the expression “retail investor” means a person who is one (or more) of the following:
(i)a retail client as defined in the Conduct of Business Sourcebook of the handbook of rules and guidance adopted by the U.K.’s Financial Conduct Authority (the “FCA Handbook”), rule 3.4.1; or
(ii)a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act (EUWA); or
(iii)not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”); and
(b)the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the POAT Regulations from the prohibition on public offers of relevant securities. This prospectus supplement is not a prospectus for the purposes of POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA Handbook, has not been approved by the U.K.’s Financial Conduct Authority and should not be relied on and should not be construed as an offer (or any other form of marketing).
This prospectus supplement and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in paragraph 15 of Schedule I to the POAT Regulations) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the United Kingdom.
In addition, in the United Kingdom, the underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:
•has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada
This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the Notes and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriter in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

    Resale Restrictions
The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

    Representations of Purchasers
Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriter and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

    Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

    Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to a prospectus (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the prospectus, or other offering document that constitutes a prospectus, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

    Language of Documents
Upon receipt of this prospectus supplement, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in Israel
Sales of the Notes in Israel will be made through the underwriter and/or through an Israeli broker(s) engaged by them. The Notes will not be offered to an Israeli person unless such offeree is a “qualified investor” (as defined in the First Appendix to the Israeli Securities Law) who is not an individual (a “Qualified Israeli Investor”) and who has (x) completed and signed a questionnaire regarding qualification as a Qualified Israeli Investor and (y) certified that it has an exemption from Israeli withholding taxes on interest.

Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or the professional investors; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification: Solely for the purpose of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland
The offer and the marketing of Notes of the Company in Switzerland will be exclusively made to, and directed at, qualified investors (“Qualified Investors”), as defined in Article 10(3) and (3ter) of the Swiss Collective Investment Schemes Act (“CISA”) and its implementing ordinance, at the exclusion of qualified investors with an opting-out pursuant to Article 5(1) of the Swiss Federal Law on Financial Services (“FinSA”) and without any portfolio management or advisory relationship with a financial intermediary pursuant to Article 10(3ter) CISA (“Excluded Qualified Investors”). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority (“FINMA”) and no representative or paying agent have been or will be appointed in Switzerland. This prospectus supplement and/or any other offering or marketing materials relating to the Notes of the Company may be made available in Switzerland solely to Qualified Investors, at the exclusion of Excluded Qualified Investors. The legal documents of the Company may be obtained free of charge from the Company by calling us at (212) 478-9200.
LEGAL MATTERS
Certain legal matters in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP. Certain legal matters in connection with the offering will be passed upon for the underwriter by Ropes & Gray LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and any document incorporated by reference herein.
We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 7, 2026;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 3, 2026, March 20, 2026 and May 28, 2026; and
•our Definitive Proxy Statement on Schedule 14A, filed on April 7, 2026 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and
See “Available Information” in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS
$1,000,000,000
Nuveen Churchill Direct Lending Corp.
Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities

We are a specialty finance company organized to maximize the total return to our shareholders in the form of current income achieved through primarily investing in senior secured loans to private equity-owned U.S. middle market companies.
Our investment objective is to generate attractive risk-adjusted returns through current income by primarily investing in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”). We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of annual EBITDA. Our portfolio is comprised primarily of first-lien senior secured debt and unitranche loans (collectively, “Senior Loans”). Although it is not our primary strategy, we also opportunistically invest in junior capital opportunities, including second-lien loans, subordinated debt and equity co-investments and similar equity-related securities (collectively, “Junior Capital Investments”). Subject to the pace and amount of investment activity in our middle market investment program, our portfolio also may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk”.
We are an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are managed by our investment adviser, Churchill DLC Advisor LLC, and our investment sub-adviser, Churchill Asset Management LLC. We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We may offer, from time to time, in one or more offerings or series, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities”. The preferred stock, subscription rights, debt securities and warrants offered hereby may be convertible or exchangeable into shares of common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value (“NAV”) per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our NAV per share (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common shareholders or (iii) under such other circumstances as the SEC may permit.
The securities may be offered directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NCDL”. On June 8, 2026, the last reported sales price on the NYSE for our common stock was $12.60 per share.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. Please keep this prospectus for future reference. We also file annual, quarterly, and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 375 Park Avenue, 9th floor, New York, NY 10152, calling us at (212) 478-9200 or visiting our corporate website located at www.ncdl.com. Information on our website is not incorporated into or a part of this prospectus, and you should not consider that information to be part of this prospectus. The SEC also maintains a website at www.sec.gov that contains this information.

An investment in our securities is very risky and highly speculative. Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their NAV. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page 17 of this prospectus, in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference in this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we have filed with the SEC, using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of our offerings of securities that we may conduct pursuant to this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we also may add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference in this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and any applicable prospectus supplements and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information by Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in this prospectus.
In this prospectus, except where the context suggests otherwise:
•the terms “we,” “us,” “our,” and “Company,” refer to Nuveen Churchill Direct Lending Corp. (f/k/a Nuveen Churchill BDC Inc.) (and, if required by context, (i) prior to December 31, 2019 to Churchill Middle Market CLO V Ltd. (the “Predecessor Entity”), and (ii) following December 31, 2019 on a consolidated basis with the Predecessor Entity);
•the term “the Adviser” refers to Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC), which serves as our investment adviser, pursuant to the Amended and Restated Investment Advisory Agreement, dated January 29, 2024 (the “Advisory Agreement”);
•the term “Churchill” or “Sub-Adviser” refers to Churchill Asset Management LLC, which serves as our investment sub-adviser as delegated by the Adviser pursuant to the Sub-Advisory Agreement between the Adviser and Churchill (initially dated December 31, 2019 and amended and restated on December 11, 2020, October 7, 2021 and March 8, 2022, the “CAM Sub-Advisory Agreement”);
•the term “Nuveen Asset Management” refers to Nuveen Asset Management, LLC, which, acting through its leveraged finance division, may manage certain of our liquid investments pursuant to a sub-investment advisory agreement, dated January 29, 2024, by and among the Adviser, Churchill and Nuveen Asset Management (the “NAM Sub-Advisory Agreement” and, together with the Advisory Agreement and the CAM Sub-Advisory Agreement, the “Advisory Agreements”);
•the term “Advisers” collectively refers to the Adviser, Churchill and Nuveen Asset Management; and
ii

•the term “Administrator” refers to Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC), which serves as our administrator, pursuant to the Administration Agreement, dated December 31, 2019 (the “Administration Agreement”).
Each of the Adviser, Churchill and Nuveen Asset Management are investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are controlled by Nuveen, LLC (“Nuveen”). Nuveen is the investment management arm of Teachers Insurance and Annuity Association of America (“TIAA”), a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Statistical and market data used in this prospectus has been obtained from independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements”.
You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. You must not rely upon any information or representation not contained in this prospectus, any such prospectus supplements or free writing prospectuses as if we had authorized it. This prospectus, any such prospectus supplements or free writing prospectuses do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such prospectus supplements or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.
iii

PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It may not contain all the information that you should consider before making your investment decision. You carefully should read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes, as provided in sections titled “Available Information” and “Incorporation by Reference” in this prospectus, and the exhibits to the registration statement of which this prospectus is a part.
Overview
We are a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. We are externally managed by our Adviser, Churchill DLC Advisor LLC, and through our Sub-Advisers, Churchill Asset Management LLC and Nuveen Asset Management. Our Adviser and our Sub-Advisers are affiliates and subsidiaries of Nuveen, the investment management division of TIAA and one of the largest asset managers globally. We invest in directly originated senior secured loans that typically pay floating interest rates and are senior in the capital structure to junior debt and equity, as we believe these loans offer us more attractive risk-adjusted returns and stronger protections than investments in the traditional public debt capital markets. We seek to partner with high quality, private equity-owned middle market companies that have strong management teams executing on long-term growth strategies. Additionally, the private equity sponsors that own the businesses we lend to typically have the ability and strong incentive to support their portfolio companies by providing additional capital and managerial and operational assistance. We believe this support could potentially enhance the performance of our portfolio companies and provide additional protections for our investments.
We were formed as a Delaware limited liability company in March 2018 and we converted into a Maryland corporation in June 2019. We are a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under subchapter M of the Code.
On January 29, 2024, we closed our initial public offering (“IPO”), issuing 5.5 million shares of common stock at a public offering price of $18.05. We received cash proceeds of approximately $99.3 million. Our common stock began trading on the NYSE under the symbol “NCDL” on January 25, 2024.
Our investment objective is to generate attractive risk-adjusted returns through current income by investing primarily in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of EBITDA. We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of EBITDA, which we consider the core middle market. The Company focuses on Senior Loans, and will also opportunistically invest in Junior Capital Investments.
Each of the Adviser, Churchill and Nuveen Asset Management are investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are controlled by Nuveen. Nuveen is the investment management arm of TIAA, a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Churchill DLC Advisor LLC serves as our investment adviser pursuant to the Advisory Agreement. The Adviser is responsible for the overall management of our activities pursuant to the Advisory Agreement.
The Adviser has delegated substantially all of its daily portfolio management obligations as set forth in the Advisory Agreement to Churchill pursuant to the CAM Sub-Advisory Agreement, which was approved by our board of directors (the “Board”), including a majority of directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of us, the Advisers, or of any of their respective affiliates (the “independent directors”). The Adviser has general oversight over the investment process on our behalf and manages our capital structure, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for our performance under the terms of the Advisory Agreement.
Churchill provides investment advisory and management services to us. Under the terms of the CAM Sub-Advisory Agreement, Churchill: (i) identifies, evaluates and negotiates the structure of investments (including performing due diligence on prospective portfolio companies); (ii) closes and monitors investments; and (iii) determines the securities and other assets to be purchased, retained or sold.
The Adviser and Churchill have engaged Nuveen Asset Management, acting through its leveraged finance division, to manage certain of our liquid investments. Subject to the pace and amount of investment activity in our middle market investment program, a portion of our portfolio may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The percentage of our portfolio allocated to the liquid investment strategy managed by Nuveen Asset Management will be at the discretion of Churchill.
See “Business” in our most recent Annual Report on Form 10-K for additional information about us.
Risk Factors
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference in this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.

OFFERINGS
We may offer, from time to time, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of each offering.
Our securities may be offered directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus and “Underwriting” in any applicable prospectus supplement. We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of securities.
Set forth below is additional information regarding offerings of securities pursuant to this prospectus:

NYSE Symbol for our common stock	“NCDL”

Use of Proceeds
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to re-borrowing), to pay our operating expenses and distributions to our shareholders and for general corporate purposes, and other working capital needs. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC. See “Use of Proceeds” in this prospectus.

Distributions
We intend to pay quarterly distributions to our shareholders out of assets legally available for distribution, as determined by our Board in its discretion and in accordance with the RIC requirements.
The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. Future quarterly distributions, if any, will be determined by our Board. See “Certain U.S. Federal Income Tax Considerations—Taxation of U.S. Shareholders—Distributions” in this prospectus.
To maintain our tax treatment as a RIC, we must make certain distributions. See “Certain U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”

Taxation
We have elected to be treated for U.S federal income tax purposes, and intend to comply with the requirements to continue to qualify annually as a RIC under subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that are timely distributed to our shareholders as distributions. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually to our shareholders at least 90.0% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Price Range of Common Stock and Distributions” and “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Dividend Reinvestment Plan
We have adopted an “opt out” dividend reinvestment plan for our shareholders. As a result of the foregoing, if our Board authorizes, and we declare, a cash dividend or distribution, shareholders that do not “opt out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares rather than receiving cash. There will be no up-front selling commissions or dealer manager fees to you if you elect to participate in the dividend reinvestment plan. We will pay Computershare, Inc., the plan administrator (the “Plan Administrator”), fees under the dividend reinvestment plan.
Shareholders who receive dividends and other distributions in the form of shares of common stock generally are subject to the same U.S. federal tax consequences as shareholders who elect to receive their distributions in cash; however, because their cash dividends will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “Dividend Reinvestment Plan.”

Management Arrangements
We are managed by our investment adviser, Churchill DLC Advisor LLC, and our investment sub-adviser, Churchill Asset Management LLC. See “Business” in our most recent Annual Report on Form 10-K for additional information about our adviser and sub-adviser.

Trustee	U.S. Bank Trust Company, National Association will serve as the trustee under the indenture

Available Information
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information is also available on the SEC’s website. This information also will be available free of charge by contacting us at 375 Park Avenue, 9th Floor, New York, New York 10152, by telephone at (212) 478-9200, or on our website at www.ncdl.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

Incorporation of certain information by reference
This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until we have sold all of the securities offered by this prospectus or the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.

Shareholder transaction expenses (as a percentage of offering price):
Sales load paid	—	(1)
Offering expenses borne by us	—	(2)
Dividend reinvestment plan expenses	—	(3)
Total shareholder transaction expenses	—%
Annual expenses (as a percentage of net assets attributable to common stock for the quarter ended March 31, 2026)
Management fee	2.32%	(4)
Incentive fees	0.72%	(5)
Interest payments on borrowed funds	8.05%	(6)
Other expenses	0.93%	(7)
Total annual expenses	12.02%
__________________
(1)In the event that the securities are sold to or through underwriters, a related prospectus supplement will disclose the applicable sales load (underwriting discount or commission).
(2)A related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated amount of offering expenses borne by the Company as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to shareholders who participate in the dividend reinvestment plan. For additional information, see “Part I, Item 1 — Consolidated Financial Statements — Note 2. Significant Accounting Policies” in our most recent Quarterly Report on Form 10-Q.
(4)The management fee is 1.00% of our average total assets, excluding cash and cash equivalents and including assets financed using leverage (“Average Total Assets”). For additional information, see “Part I, Item 1 — Consolidated Financial Statements — Note 6. Related Party Transactions” in our most recent Quarterly Report on Form 10-Q. The management fee reflected in the above table is based on the terms of the Advisory Agreement, and is calculated by determining the ratio that the management fee of 1.00% bears to our net assets attributable to common stock (rather than our total assets). The management fee referenced in the table above is based on each quarter’s Average Total Assets during the quarter ended March 31, 2026. The estimate of our management fee referenced in the table assumes that our Average Total Assets are 2.34x our average net assets, calculated by utilizing (a) the average of the most recent four quarter total assets over (b) the average of the most recent four quarter net assets.
(5)An incentive fee is payable to the Adviser, consisting of two parts that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on income and a portion is based on our capital gains. For additional information, see “Part I, Item 1 — Consolidated Financial Statements — Note 6. Related Party Transactions” in our most recent Quarterly Report on Form 10-Q. The pre-incentive net investment income reflected in the above table assumes a management fee of 1.00% of Average Total Assets as described in footnote (4).
(6)As of March 31, 2026, we had in place a revolving credit facility (the “Revolving Credit Facility”) and three term debt securitizations (the “2022 Debt Securitization,” the “2023 Debt Securitization,” and the “2024 Debt Securitization”), and we had $300.0 million in aggregate principal amount of the 2030 Notes outstanding. Interest payments on borrowed funds referenced in the table above represent our estimated annual interest payments (inclusive of unused fees and financing costs) based on our actual interest expense (inclusive of unused fees and financing costs) under the Revolving Credit Facility, the notes offered in the refinancing of the 2022 Debt Securitization and the 2023 Debt Securitization, the 2024 Debt Securitization, and the 2030 Notes. The assumed weighted average interest rate on our total debt outstanding was 5.89% (inclusive of unused fees) for the quarter ended March 31, 2026. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act. See “Part I, Item 1 — Consolidated Financial Statements— Note 7. Borrowings” in our most recent Quarterly Report on Form 10-Q.
(7)Other expenses referenced in the table above represent our estimated annual other expenses based on actual amounts incurred by us during the quarter ended March 31, 2026. Other expenses include, but are not limited to, overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Administrator. See “Part I, Item 1 — Consolidated Financial Statements — Note 6. Related Party Transactions” in our most recent Quarterly Report on Form 10-Q.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return without realization of any capital gains	$113	$316	$493	$838
The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.
While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Advisory Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return completely in the form of net realized capital gains	$121	$335	$517	$863
The example assumes no sales load. In addition, while the examples assume reinvestment of all distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below NAV. See “Part I. Item 1 — Consolidated Financial Statements— Note 2. Significant Accounting Policies” in our most recent Quarterly Report on Form 10-Q.

FINANCIAL HIGHLIGHTS
The consolidated financial highlights as of and for each of the years ended December 31, 2019 through December 31, 2025 are set forth in Note 11 to our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus. The consolidated financial highlights as of and for each of the years ended December 31, 2021 through December 31, 2025 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus. The consolidated financial highlights as of and for the three months ended March 31, 2026 and 2025 are set forth in Note 11 to our unaudited consolidated financial statements appearing in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus.
You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any other documents incorporated by reference in this prospectus or the accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should consider carefully the following information before making an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described in these documents could materially adversely affect our business, financial condition, and results of operations. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements that involve substantial risks and uncertainties, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions.
Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, involve risks and uncertainties, including statements as to:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•an economic downturn or recession and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us;
•the impact of interest rate volatility on our business and our portfolio companies;
•the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;
•the level of inflation and its impact on our portfolio companies and on the industries in which we invest;
•the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies and its impact on our portfolio companies and the global economy;
•the impact of geopolitical conditions, including the conflict between Ukraine and Russia and the turmoil in Europe and the Middle East, and their impact on financial market volatility, global economic markets, and various sectors, industries, and markets for commodities globally, such as oil and natural gas;
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Advisers, and/or their respective affiliates;
•the ability of our portfolio companies to achieve their objectives;

•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Advisers to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;
•our ability to qualify and maintain our qualifications as a RIC and operate as a BDC; and
•the impact of future legislation and regulation on our business and our portfolio companies.
These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to re-borrowing), to pay our operating expenses, to pay distributions to our shareholders and for general corporate purposes, and other working capital needs. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. The applicable prospectus supplement or a free writing prospectus that we have authorized for use relating to an offering will more fully identify the use of the proceeds from such offering.
We estimate that it will take less than six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised. However, we can offer no assurance that we will be able to achieve this goal.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period.

PRICE RANGE OF COMMON STOCK
The information contained under the caption “Market Information” in Part II, Item 5 of our most recent Annual Report on Form 10-K is incorporated by reference herein.
The following table sets forth, for each quarter during the fiscal year ending December 31, 2026, the range of high and low sales price of our common stock as reported on the NYSE and the sales price as a percentage of the NAV per share of our common stock.

		Price Range
Period	NAV (1)	High	Low	High Sales Price Premium (Discount) to NAV(2)	Low Sales Price Premium (Discount) to NAV(2)
For the Year Ending December 31, 2026
Second Quarter (through June 8, 2026)	*	$15.00	$12.43	*	*
First Quarter	$17.50	$14.31	$12.50	(18.23)%	(28.57)%
___________
*    NAV has not yet been determined for this period.
(1)     NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each relevant quarter.
(2)     Calculated as the respective high or low closing sales price less NAV, divided by NAV (in each case, as of the applicable quarter).

As of June 8, 2026, there were approximately 84 holders of record of our common stock. On June 8, 2026, the last reported closing sales price of our common stock on the NYSE was $12.60 per share, which represented a discount of 28.00% to NAV per share reported by us as of March 31, 2026.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

SENIOR SECURITIES
Information about our senior securities as of the end of the fiscal years ended December 31, 2025, 2024, 2023, 2022, 2021, 2020 and 2019 is included in Note 11 to our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K. The report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, on our consolidated financial statements as of December 31, 2025, of which the Senior Securities table as of December 31, 2025, 2024, 2023, 2022, and 2021 is a part, has been incorporated by reference herein.
Information about our senior securities is shown in the following table as of March 31, 2026 (unaudited) ($ in thousands, except per share amounts).

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
CLO-I
March 31, 2026	$320,925	$1,758.4	—	N/A
CLO-II
March 31, 2026	$213,000	$1,758.4	—	N/A
CLO-III
March 31, 2026	$213,500	$1,758.4	—	N/A
Revolving Credit Facility
March 31, 2026	$92,000	$1,758.4	—	N/A
2030 Notes
March 31, 2026	$300,000	$1,758.4	—	N/A
_______________
(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3)The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Not applicable because the senior securities are not registered for public trading.

THE COMPANY
The information contained under the captions “Business” in Part I, Item 1 of our most recent Annual Report on Form 10-K and “Legal Proceedings” in Part I, Item 3 of our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 and “Legal Proceedings” in Part II, Item 1 of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.
Subsidiaries of the Company
The Company may engage in its investment activities in securities and other assets through its subsidiaries that are controlled by the Company. The Company complies with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with the Company’s subsidiaries and the Company treats a subsidiary’s debt as its own for purposes of Section 18 of the 1940 Act. The Company’s subsidiaries are subject to the Advisory Agreement. The Company’s subsidiaries comply with provisions under the 1940 Act relating to affiliated transactions and custody requirements. U.S. Bank National Association serves as the custodian for the Company and its subsidiaries.

PORTFOLIO COMPANIES
The following table sets forth certain information as of March 31, 2026 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership. As of March 31, 2026, there were no investments in a portfolio company that represented greater than 5% of our total assets.
For more information relating to the Company’s investments, see the Company’s unaudited financial statements incorporated by reference in this prospectus.

Portfolio Company (1) (2) (7)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value (4)	% of Net Assets (5)	Company Address
Investments
Debt Investments
Aerospace & Defense
ERA Industries, LLC (BTX Precision)	(12)	First Lien Debt	S + 5.00%	8.67%	7/25/2030	$1,547	$1,532	$1,554	0.18%	1800 Greenleaf Avenue, Elk Grove Village, IL, 60007, United States
ERA Industries, LLC (BTX Precision)	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	7/25/2030	887	885	890	0.10%
PAG Holding Corp. (Precision Aviation Group)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	12/21/2029	14,701	14,502	14,701	1.70%	900 Circle 75 Parkway, Atlanta, GA, 30339, United States
PAG Holding Corp. (Precision Aviation Group)	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/21/2029	4,874	4,843	4,874	0.56%
STS Holding, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.45%	11/12/2030	3,491	3,463	3,343	0.39%	200 Fillmore Street, Suite 200, Denver, CO, 80206, United States
Turbine Engine Specialists, Inc.	(12)	Subordinated Debt	S + 9.50%	13.27%	3/1/2029	811	793	812	0.09%	600 Railhead Road, Fort Worth, TX, 76106, United States
Turbine Engine Specialists, Inc.	(12)	Subordinated Debt	S + 9.50%	13.27%	3/1/2029	2,498	2,459	2,500	0.29%
Valkyrie Intermediate, LLC	(12)	Subordinated Debt	N/A	10.50% (Cash) 1.00% (PIK)	11/17/2027	2,902	2,881	2,873	0.33%	2877 Guardian Lane, Virginia Beach, VA, 23452, United States
Total Aerospace & Defense							31,358	31,547	3.64%

Automotive
Covercraft Parent III, Inc.	(12) (16)	Subordinated Debt	N/A	14.50% (PIK)	2/20/2028	7,562	7,491	680	0.08%	100 Enterprise Boulevard, Pauls Valley, OK, 73075, United States

High Bar Brands Operating, LLC	(12)	Subordinated Debt	N/A	13.00%	6/19/2030	2,088	2,054	2,000	0.23%	2701 Southwest 18th Street, Owatonna, MN, 55060, United States
JEGS Automotive	(12)	Revolving Loan	S + 7.00%	10.67% (PIK)	12/31/2029	227	227	227	0.03%	101 Jegs Place, Delaware, OH, 43015, United States
JEGS Automotive	(12)	First Lien Debt	S + 7.00%	10.67% (PIK)	12/31/2029	1,363	1,363	1,363	0.16%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt	S + 4.75%	8.53%	3/1/2029	1,133	1,127	1,123	0.13%	600 West Irving Park Road, Schaumburg, IL, 60193, United States
RA Parent Holdings LP (S&S Truck Parts)	(6) (12)	First Lien Debt	S + 4.75%	8.53%	3/1/2029	19,781	19,648	19,606	2.27%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.53%	3/1/2029	1,685	1,685	1,671	0.19%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.53%	3/1/2029	96	96	95	0.01%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt	S + 4.75%	8.53%	3/1/2029	6,701	6,670	6,642	0.77%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	11/1/2029	3,715	3,585	3,533	0.41%	10411 Airport Road, Everett, WA, 98204, United States
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(6) (9) (12)	First Lien Debt	S + 5.00%	8.67%	11/1/2029	10,884	10,803	10,730	1.24%
Total Automotive							54,749	47,670	5.52%
Banking, Finance, Insurance, Real Estate
Aprio Advisory Group, LLC	(11) (12)	Revolving Loan	S + 4.75%	8.42%	8/1/2031	8	3	3	—%	2002 Summit Boulevard, Suite 120, Atlanta, GA, 30319-1498, United States
Aprio Advisory Group, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/1/2031	92	—	(1)	—%
Ascend Partner Services LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.13%	8/11/2031	12,587	12,539	12,211	1.41%	201 North Union Street, Alexandria, VA, 22314, United States
Ascend Partner Services LLC	(6)	First Lien Debt	S + 4.50%	8.13%	8/11/2031	7,266	7,209	7,049	0.82%
Big Apple Advisory, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	11/18/2031	4,302	1,134	1,114	0.13%	500 Mamaroneck Avenue, Harrison, NY, 10528, United States
Big Apple Advisory, LLC	(11) (12)	Revolving Loan	S + 4.50%	8.17%	11/18/2031	1,740	(14)	(15)	—%
Big Apple Advisory, LLC	(12)	First Lien Debt	S + 4.50%	8.17%	11/18/2031	8,866	8,792	8,788	1.02%

Cohen Advisory, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	12/31/2031	4,823	195	215	0.02%	1350 Euclid Avenue, Suite 800, Cleveland, OH, 44115, United States
Cohen Advisory, LLC	(6)	First Lien Debt	S + 4.50%	8.20%	12/31/2031	8,577	8,506	8,577	0.99%
Compex Legal Services, Inc.	(12)	First Lien Debt	S + 5.75%	9.51%	3/31/2028	100	99	99	0.01%	325 Maple Avenue, Torrance, CA, 90503, United States
Illumifin Corporation (Long Term Care Group)	(9) (12)	First Lien Debt	S + 6.00%	9.93%	9/8/2027	7,258	7,259	6,983	0.81%	935 South Main Street, Greenville, SC, 29601, United States
Knight AcquireCo, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.16%	11/8/2032	1,250	—	(4)	—%	1855 West State Road 434, Longwood, FL, 32750, United States
Knight AcquireCo, LLC	(6) (9)	First Lien Debt	S + 4.50%	8.16%	11/8/2032	3,750	3,742	3,738	0.43%
Patriot Growth Insurance Services, LLC	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.85%	10/16/2028	7,010	6,979	6,925	0.80%	501 Office Center Drive, Fort Washington, PA, 19034, United States
Smith & Howard Advisory LLC	(6) (12)	First Lien Debt	S + 5.00%	8.66%	11/26/2030	5,112	5,089	4,998	0.58%	271 17th Street Northwest, Suite 2100, Atlanta, GA, 30363, United States
Vensure Employer Services, Inc.	(9) (12)	First Lien Debt	S + 5.00%	8.67%	9/27/2031	3,262	3,242	3,234	0.37%	1475 South Price Road, Chandler, AZ, 85224, United States
World Insurance Associates, LLC	(6) (9) (12)	First Lien Debt	S + 5.00%	8.70%	4/3/2030	14,584	14,580	14,401	1.67%	100 Wood Avenue South, 4th Floor, Iselin, NJ, 08830, United States
Total Banking, Finance, Insurance, Real Estate							79,354	78,315	9.06%

Beverage, Food & Tobacco
AmerCareRoyal, LLC	(6)	First Lien Debt	S + 5.00%	8.67%	9/10/2030	711	705	702	0.08%	420 Clover Mill Road, Exton, PA, 19341, United States
AmerCareRoyal, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	9/10/2030	165	—	(2)	—%
AmerCareRoyal, LLC	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	9/10/2030	113	113	112	0.01%

Bardstown PPC Buyer LLC (Bardstown Bourbon Company)	(12)	Subordinated Debt	S + 7.75%	11.43%	8/30/2027	9,300	9,238	8,841	1.02%	1500 Parkway Drive, Bardstown, KY, 40004, United States
BCPE North Star US Holdco 2, Inc. (Dessert Holdings)	(6) (9) (14)	Subordinated Debt	S + 7.25%	11.03%	6/8/2029	6,245	6,187	6,184	0.72%	30 East 7th Street, Saint Paul, MN, 55101, United States
Boardwalk Buyer LLC (Death Wish Coffee)	(6) (9)	First Lien Debt	S + 4.75%	8.55%	9/28/2028	9,575	9,551	9,575	1.11%	260 Broadway, Saratoga Springs, NY, 12866, United States
Commercial Bakeries Corp.	(6) (10) (12)	First Lien Debt	S + 5.25%	8.95%	9/25/2029	16,892	16,684	16,806	1.94%	45 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada
Commercial Bakeries Corp.	(6) (10)	First Lien Debt	S + 5.25%	8.90%	9/25/2029	1,999	1,988	1,989	0.23%
FoodScience, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.36%	11/14/2031	6,301	2,061	2,066	0.24%	929 Harvest Lane, Williston, VT, 05452, United States
FoodScience, LLC	(6) (12)	First Lien Debt	S + 4.75%	8.49%	11/14/2031	5,852	5,805	5,845	0.68%
IF&P Holding Company, LLC (Fresh Edge)	(12)	Subordinated Debt	S + 4.50%	8.26% (Cash) 5.13% (PIK)	4/3/2029	4,349	4,300	4,216	0.49%	4501 Massachusetts Avenue, Indianapolis, IN, 46218, United States
IF&P Holding Company, LLC (Fresh Edge)	(12)	Subordinated Debt	S + 4.50%	8.26% (Cash) 5.13% (PIK)	4/3/2029	869	857	842	0.10%
IF&P Holding Company, LLC (Fresh Edge)	(12)	Subordinated Debt	S + 4.50%	8.26% (Cash) 5.13% (PIK)	4/3/2029	1,028	1,013	996	0.12%
Naturpak PPC Buyer LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	12/22/2032	1,111	—	(3)	—%	100 Innovation Drive, Janesville, WI, 53546, United States
Naturpak PPC Buyer LLC	(6)	First Lien Debt	S + 4.50%	8.20%	12/22/2032	4,889	4,867	4,874	0.56%
Nellson Nutraceutical, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.45%	4/17/2031	72	—	—	—%	2 Lawrence Paquette Industrial Dr, Champlain, NY, 12919, United States
Nellson Nutraceutical, LLC	(9) (12)	First Lien Debt	S + 5.75%	9.45%	4/17/2031	923	915	924	0.11%
Palmetto Acquisitionco, Inc. (Tech24)	(6) (12)	First Lien Debt	S + 5.75%	9.45%	9/18/2029	13,015	12,870	12,493	1.45%	80 International Drive, Greenville, SC, 29615, United States
Palmetto Acquisitionco, Inc. (Tech24)	(12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.45%	9/18/2029	3,666	3,659	3,519	0.41%

Razor Light, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	2/6/2032	1,435	(7)	(6)	—%	676 North Michigan Avenue, 34th Floor, Chicago, IL, 60611, United States
Razor Light, Inc.	(11) (12)	Revolving Loan	S + 4.75%	8.45%	2/6/2032	1,103	(5)	(5)	—%
Razor Light, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.45%	2/6/2032	7,462	7,427	7,428	0.86%
Refresh Buyer, LLC (Sunny Sky Products)	(6) (12)	First Lien Debt	S + 4.75%	8.35%	12/23/2028	6,934	6,895	6,808	0.79%	11747 Windfern Road, Houston, TX, 77064, United States
Refresh Buyer, LLC (Sunny Sky Products)	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.35%	12/23/2028	1,756	1,756	1,724	0.20%
Sara Lee Frozen Bakery, LLC (f/k/a KSLB Holdings, LLC)	(12)	First Lien Debt	S + 5.00%	8.82%	7/30/2027	10,358	10,302	10,102	1.17%	1 Tower Lane, Suite 500, Oakbrook Terrace, IL, 60181, United States
Sara Lee Frozen Bakery, LLC (f/k/a KSLB Holdings, LLC)	(12)	First Lien Debt	S + 5.00%	8.82%	7/30/2027	9,410	9,343	9,177	1.06%
Watermill Express, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	2,373	2,369	2,387	0.28%	1177 South 4th Avenue, Brighton, CO, 80601, United States
Watermill Express, LLC	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	3,154	3,154	3,174	0.37%
Watermill Express, LLC	(6) (9) (12)	First Lien Debt	S + 4.50%	8.20%	4/30/2031	6,295	6,255	6,334	0.73%
Watermill Express, LLC	(6) (9)	First Lien Debt	S + 4.50%	8.20%	4/30/2031	3,211	3,204	3,231	0.37%
Watermill Express, LLC	(6) (9)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	310	310	312	0.04%
Watermill Express, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	1,880	(6)	11	—%
Watermill Express, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.20%	4/30/2031	2,741	2,716	2,758	0.32%
WCHG Buyer, Inc. (Handgards, LLC)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	4/10/2031	20,181	20,026	20,176	2.33%	901 Hawkins Boulevard, El Paso, TX, 79915, United States
Total Beverage, Food & Tobacco							154,552	153,590	17.79%
Capital Equipment
Clean Solutions Buyer, Inc.	(12)	First Lien Debt	S + 4.50%	8.17%	9/9/2030	967	959	951	0.11%	119 Poplar Pointe Drive, Mooresville, NC, 28117, United States
Engineered Fastener Company, LLC (EFC International)	(12)	Subordinated Debt	N/A	11.00% (Cash) 2.50% (PIK)	5/1/2028	3,373	3,328	3,317	0.38%	1940 Craigshire, Saint Louis, MO, 63146, United States

FirstCall Mechanical Group, LLC	(6)	First Lien Debt	S + 4.75%	8.45%	6/27/2031	9,825	9,753	9,763	1.13%	11704 Reames Road, Charlotte, NC, 28269, United States
FirstCall Mechanical Group, LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	6/27/2031	19,794	19,783	19,669	2.28%
Heartland Home Services, Inc. (Helios Buyer, Inc.)	(9) (12)	First Lien Debt	S + 6.00%	9.80%	12/15/2026	6,317	6,312	6,226	0.72%	4101 Sparks Drive, Grand Rapids, MI, 49546, United States
Heartland Home Services, Inc. (Helios Buyer, Inc.)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.80%	12/15/2026	5,479	5,476	5,399	0.62%
Heartland Home Services, Inc. (Helios Buyer, Inc.)	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.80%	12/15/2026	2,512	2,512	2,476	0.29%
Hyperion Materials & Technologies, Inc.	(12) (14)	First Lien Debt	S + 4.50%	8.43%	8/30/2028	2,593	2,593	2,214	0.26%	6325 Huntley Road, Worthington, OH, 43085, United States
Jetson Buyer, Inc. (E-Technologies Group, Inc.)	(6) (12)	First Lien Debt	S + 5.50%	9.20%	4/9/2030	7,186	7,133	6,928	0.80%	8614 Jacquemin Drive, West Chester Township, OH, 45069, United States
Ovation Holdings, Inc	(12)	First Lien Debt (Delayed Draw)	S +4.75%	8.45%	2/4/2030	7,819	7,759	7,780	0.90%	200 Providence Street, West Warwick, RI, 02893, United States
Ovation Holdings, Inc	(6)	First Lien Debt	S +4.75%	8.45%	2/4/2030	936	929	932	0.11%
Ovation Holdings, Inc	(6)	First Lien Debt	S +4.75%	8.45%	2/4/2030	7,853	7,763	7,814	0.90%
Ovation Holdings, Inc	(6)	First Lien Debt (Delayed Draw)	S +4.75%	8.45%	2/4/2030	1,858	1,845	1,849	0.21%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(6)	First Lien Debt	S +5.25%	9.15%	4/4/2029	9,403	9,306	9,231	1.07%	7575 Westwinds Boulevard Northwest, Concord, NC, 28027, United States
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.16%	4/4/2029	1,808	1,804	1,775	0.21%
SkyMark Refuelers, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/16/2032	914	616	612	0.07%	4001 East 149th Street, Suite B, Kansas City, MO, 64147, United States
SkyMark Refuelers, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/16/2032	1,364	—	(7)	—%
SkyMark Refuelers, LLC	(6)	First Lien Debt	S + 4.50%	8.17%	12/16/2032	2,722	2,709	2,709	0.31%
Specialty Manufacturing Holdings, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	3/31/2033	17	—	—	—%	78 Brookside Road, Waterbury, CT, 06708, United States

Specialty Manufacturing Holdings, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.20%	3/31/2033	83	83	83	0.01%
USA Industries Holdings LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.91%	12/10/2032	36	—	—	—%	302 State Street, South Houston, TX, 77587, United States
USA Industries Holdings LLC	(12)	First Lien Debt	S + 4.25%	7.91%	12/10/2032	63	63	63	0.01%
Vessco Midco Holdings, LLC	(6) (9) (12)	First Lien Debt	S + 4.50%	8.17%	7/24/2031	13,706	13,593	13,447	1.56%	8217 Upland Circle, Chanhassen, MN, 55317, United States
Vessco Midco Holdings, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	7/24/2031	4,569	4,201	4,132	0.48%
Vessco Midco Holdings, LLC	(9) (11) (12)	Revolving Loan	S + 4.50%	8.24%	7/24/2031	1,726	(13)	(33)	—%
Total Capital Equipment							108,507	107,330	12.43%
Chemicals, Plastics, & Rubber
Boulder Scientific Company, LLC	(6)	First Lien Debt	S + 4.50%	8.16%	12/31/2027	1,984	1,992	1,970	0.23%	4161 Specialty Place, Longmont, CO, 80504, United States
Chroma Color Corporation	(6)	First Lien Debt	S + 4.25%	7.95%	4/23/2029	6,171	6,101	6,096	0.71%	3900 West Dayton Street, McHenry, IL, 60050, United States
Chroma Color Corporation	(6)	First Lien Debt (Delayed Draw)	S + 4.25%	7.95%	4/23/2029	1,362	1,355	1,346	0.16%
New Spartech Holdings LLC	(12)	First Lien Debt	S + 7.00%	10.67%	3/31/2030	1,434	1,410	1,434	0.17%	11650 Lakeside Crossing Court, Maryland Heights, MO, 63146, United States
New Spartech Holdings LLC	(9) (12)	First Lien Debt	S + 1.00%	4.67% (Cash) 4.25% (PIK)	9/30/2030	2,439	2,439	2,081	0.24%
Olympic Buyer, Inc. (Ascensus)	(9) (12)	First Lien Debt	S + 4.35%	8.02%	6/30/2028	9,506	9,430	8,130	0.94%	200 Dryden Road, Dresher, PA, 19025, United States
WCI-Momentum Bidco, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/31/2032	17	—	—	—%	605 Chestnut Street Suite 1250 Chattanooga, TN 37450 United States
WCI-Momentum Bidco, LLC	(12)	First Lien Debt	S + 4.75%	8.45%	12/31/2032	83	83	83	0.01%
Total Chemicals, Plastics, & Rubber							22,810	21,140	2.46%

Construction & Building

Athlete Buyer, LLC (Allstar Holdings)	(12)	Subordinated Debt	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	2,574	2,532	2,203	0.25%	100-220 Victoria Drive, Vancouver, British Columbia, V5L 0C7, Canada
Athlete Buyer, LLC (Allstar Holdings)	(12)	Subordinated Debt (Delayed Draw)	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	4,900	4,860	4,194	0.49%
Athlete Buyer, LLC (Allstar Holdings)	(12)	Subordinated Debt (Delayed Draw)	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	6,217	6,166	5,321	0.62%
Athlete Buyer, LLC (Allstar Holdings)	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	13.00% (PIK)	4/26/2030	2,510	(24)	(362)	(0.04%)
Cobalt Service Partners, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	10/13/2031	3,157	2,293	2,279	0.26%	124 East 14th Street, 14th Floor, New York, NY, 10003, United States
Cobalt Service Partners, LLC	(6) (9)	First Lien Debt	S + 4.75%	8.45%	10/13/2031	1,817	1,802	1,802	0.21%
Gannett Fleming, Inc.	(6) (9) (12)	First Lien Debt	S + 4.25%	7.90%	8/5/2030	17,602	17,400	17,489	2.02%	207 Senate Avenue, Harrisburg, PA, 17011, United States
Gannett Fleming, Inc.	(9) (11) (12)	Revolving Loan	S + 4.50%	8.19%	8/5/2030	2,131	829	839	0.10%
Heartland Paving Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/9/2030	5,676	5,045	4,912	0.57%	10351 Naples Street Northeast, Blaine, MN, 55449, United States
Heartland Paving Partners, LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/9/2030	5,666	5,656	5,522	0.64%
Heartland Paving Partners, LLC	(6) (12)	First Lien Debt	S + 5.00%	8.70%	8/9/2030	8,443	8,378	8,229	0.95%
ICE USA Infrastructure, Inc.	(6) (12)	First Lien Debt	S + 5.75%	9.42%	3/15/2030	6,489	6,442	6,448	0.75%	110 Midlands Court, West Columbia, SC, 29169, United States
Java Buyer, Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.45%	12/15/2030	13,948	13,870	13,920	1.61%	5925 Stoneridge Drive, Pleasanton, CA, 94588, United States
MEI Buyer LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	6/29/2029	2,095	521	521	0.06%	421 Water Avenue Northeast, Suite 4300, Albany, OR, 97321, United States
MEI Buyer LLC	(6) (12)	First Lien Debt	S + 4.25%	7.92%	6/29/2029	11,173	11,035	11,174	1.29%
MEI Buyer LLC	(12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	6/29/2029	1,787	1,782	1,787	0.21%
Rose Paving, LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	12.00%	5/7/2030	191	190	184	0.02%	600 North Villa Avenue, Villa Park, IL, 60181, United States

Rose Paving, LLC	(12)	Subordinated Debt	N/A	12.00%	5/7/2030	2,937	2,910	2,832	0.33%
Royal Holdco Corporation (RMA Companies)	(11) (12)	First Lien Debt (Delayed Draw)	S +4.50%	8.17%	12/30/2030	3,431	1,235	1,201	0.14%	12130 Santa Margarita Court, Rancho Cucamonga, CA, 91730, United States
Royal Holdco Corporation (RMA Companies)	(6) (12)	First Lien Debt	S + 4.50%	8.17%	12/30/2030	16,358	16,281	16,061	1.86%
SCIC Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	3/28/2031	3,105	470	539	0.06%	700 Goldman Drive, Cream Ridge, NJ, 08514, United States
SCIC Buyer, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.45%	3/28/2031	14,665	14,537	14,958	1.73%
WSB Engineering Holdings Inc.	(6)	First Lien Debt	S + 4.50%	8.17%	8/31/2029	6,372	6,315	6,319	0.73%	701 Xenia Avenue South, Minneapolis, MN, 55416, United States
WSB Engineering Holdings Inc.	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/31/2029	4,186	4,172	4,151	0.48%
Total Construction & Building							134,697	132,523	15.34%

Consumer Goods: Durable
DRS Holdings III, Inc.	(6) (9)	First Lien Debt	S + 5.25%	8.92%	11/1/2028	2,828	2,828	2,817	0.33%	138 East Main Street, Suite 201, Kent, OH, 44240, United States
Momentum Textiles, LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	9/25/2029	5,155	5,084	5,081	0.59%	261 5th Avenue, Suite 1812, New York, NY, 10016, United States
XpressMyself.com LLC (SmartSign)	(6) (12)	First Lien Debt	S + 5.50%	9.27%	9/7/2028	9,650	9,612	9,649	1.12%	300 Cadman Plaza West, Brooklyn, NY, 11201, United States
XpressMyself.com LLC (SmartSign)	(6)	First Lien Debt	S + 5.75%	9.51%	9/7/2028	4,911	4,862	4,910	0.57%
Total Consumer Goods: Durable							22,386	22,457	2.61%

Consumer Goods: Non-durable
Bradford Soap International, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/28/2031	1,000	—	(3)	—%	200 Providence Street, West Warwick, RI, 02893, United States
Bradford Soap International, Inc.	(6)	First Lien Debt	S + 4.75%	8.42%	8/28/2031	2,993	2,979	2,984	0.35%

FoodServices Brand Group, LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	2/8/2030	3,133	3,064	3,039	0.35%	799 Central Avenue, Suite 300, Highland Park, IL, 60035, United States
KL Bronco Acquisition, Inc. (Elevation Labs)	(6)	First Lien Debt	S + 4.75%	8.52%	6/30/2030	6,634	6,609	6,601	0.76%	2105 Boge Avenue, Idaho Falls, ID, 83401, United States
KL Bronco Acquisition, Inc. (Elevation Labs)	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.52%	6/30/2030	2,457	2,448	2,445	0.28%
MPG Parent Holdings, LLC (Market Performance Group)	(6) (12)	First Lien Debt	S + 5.00%	8.66%	1/8/2030	12,367	12,283	12,416	1.44%	331 North Post Road, NJ, 08550, United States
MPG Parent Holdings, LLC (Market Performance Group)	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.66%	1/8/2030	3,036	3,036	3,048	0.35%
Total Consumer Goods: Non-durable							30,419	30,530	3.53%

Containers, Packaging & Glass
B2B Industrial Products, LLC (AMW Acquisition Company, Inc.)	(12)	First Lien Debt	S + 6.75%	10.60%	10/7/2026	14,098	14,096	13,781	1.59%	313 South Rohlwing Road, Addison, IL, 60101, United States
B2B Industrial Products, LLC (AMW Acquisition Company, Inc.)	(12)	First Lien Debt	S + 6.75%	10.60%	10/7/2026	112	111	109	0.01%
good2grow LLC	(6) (12)	First Lien Debt	S + 4.50%	8.32%	12/1/2027	8,699	8,672	8,648	1.00%	400 Galleria Parkway, Atlanta, GA, 30339, United States
good2grow LLC	(6) (12)	First Lien Debt	S + 5.50%	9.32%	12/1/2027	4,029	4,003	4,029	0.47%
good2grow LLC	(6) (12)	First Lien Debt	S + 4.75%	8.57%	12/1/2027	14,086	14,022	14,058	1.63%
Ivex Holdco Inc. (Specialized Packaging Group)	(6) (10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	10,026	10,010	9,960	1.15%	180 Grand Avenue, Suite 900, Oakland, CA, 94612, United States
Ivex Holdco Inc. (Specialized Packaging Group)	(10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	4,310	4,310	4,282	0.50%
Ivex Holdco Inc. (Specialized Packaging Group)	(6) (10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	6,740	6,740	6,695	0.77%
Ivex Holdco Inc. (Specialized Packaging Group)	(10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	3,250	3,250	3,228	0.37%
Oliver Packaging, LLC	(12)	Subordinated Debt	N/A	11.50% (PIK)	1/6/2029	2,871	2,849	2,513	0.29%	10 Gilpin Avenue, Hauppauge, NY, 11788, United States
Oliver Packaging, LLC	(12)	Subordinated Debt	N/A	13.00% (PIK)	1/6/2029	541	535	492	0.06%

Online Labels Group, LLC	(12)	First Lien Debt	S + 4.75%	8.45%	12/19/2029	3,254	3,232	3,254	0.38%	2021 East Lake Mary Boulevard, Sanford, FL, 32773, United States
Online Labels Group, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/19/2029	401	200	200	0.02%
Online Labels Group, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/19/2029	403	—	—	—%
Performance Packaging Buyer, LLC	(6)	First Lien Debt	S + 4.50%	8.13%	4/15/2031	6,960	6,899	6,908	0.80%	2025 McCrea Street, Alliance, OH, 44601, United States
Total Containers, Packaging & Glass							78,929	78,157	9.04%

Energy: Electricity
Environ Energy, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.92%	10/1/2031	1,481	227	226	0.03%	1000 Elm Street, 17th Floor, Manchester, NH, 03105-3701, United States
Environ Energy, LLC	(6)	First Lien Debt	S + 5.25%	8.92%	10/1/2031	2,512	2,495	2,493	0.29%
Matador US Buyer, LLC (Insulation Technology Group)	(6) (10) (12)	First Lien Debt	S + 5.00%	8.67%	6/25/2030	22,073	21,906	22,133	2.56%	10, rue Antoine Jans, Luxembourg, 1820, Luxembourg
Matador US Buyer, LLC (Insulation Technology Group)	(10) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	6/25/2030	5,841	5,841	5,856	0.68%
Total Energy: Electricity							30,469	30,708	3.56%

Environmental Industries
CLS Management Services, LLC (Contract Land Staff)	(6) (12)	First Lien Debt	S + 5.00%	8.70%	3/27/2030	7,412	7,359	7,376	0.85%	2245 Texas Drive, Sugar Land, TX, 77479, United States
CLS Management Services, LLC (Contract Land Staff)	(6)	First Lien Debt (Delayed Draw)	S + 5.00%	8.65%	3/27/2030	2,980	2,976	2,965	0.34%
CLS Management Services, LLC (Contract Land Staff)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	3/27/2030	4,984	4,476	4,460	0.52%
Impact Parent Corporation (Impact Environmental Group)	(6) (12)	First Lien Debt	S + 5.25%	9.05%	3/23/2029	6,623	6,545	6,554	0.76%	950 Tollgate Road, Elgin, IL, 60123, United States
Impact Parent Corporation (Impact Environmental Group)	(6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.05%	3/23/2029	3,094	3,085	3,062	0.35%
Impact Parent Corporation (Impact Environmental Group)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	9.05%	3/23/2029	6,707	6,689	6,637	0.77%
Impact Parent Corporation (Impact Environmental Group)	(6)	First Lien Debt	S + 5.25%	9.05%	3/23/2029	1,697	1,677	1,679	0.19%

NFM & J, L.P. (The Facilities Group)	(6) (9)	First Lien Debt	S + 5.75%	9.52%	11/30/2028	4,760	4,748	4,663	0.54%	217 North Howard Avenue, Tampa, FL, 33606, United States
NFM & J, L.P. (The Facilities Group)	(6) (9) (12)	First Lien Debt	S + 5.75%	9.52%	11/30/2028	8,823	8,789	8,644	1.00%
NFM & J, L.P. (The Facilities Group)	(6) (9)	First Lien Debt (Delayed Draw)	S + 5.75%	9.52%	11/30/2028	4,839	4,839	4,741	0.55%
NFM & J, L.P. (The Facilities Group)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.52%	11/30/2028	553	553	542	0.06%
Nutrition 101 Buyer, LLC (101 Inc)	(6)	First Lien Debt	S + 5.25%	9.05%	8/31/2028	6,497	6,473	6,384	0.74%	4791 West 900 South, Pendleton, IN, 46064, United States
Orion Group FM Holdings, LLC (Leo Facilities)	(6)	First Lien Debt	S + 4.75%	8.45%	7/3/2029	8,357	8,278	8,304	0.96%	920 Broadway, New York, NY, 10010, United States
Orion Group FM Holdings, LLC (Leo Facilities)	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	7/3/2029	6,345	6,338	6,305	0.73%
Orion Group FM Holdings, LLC (Leo Facilities)	(6)	First Lien Debt	S + 4.75%	8.45%	7/3/2029	1,569	1,557	1,559	0.18%
Orion Group FM Holdings, LLC (Leo Facilities)	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	7/3/2029	13,446	5,832	5,748	0.67%
SI Solutions, LLC	(6)	First Lien Debt	S + 4.75%	8.42%	8/15/2030	11,724	11,636	11,684	1.35%	11515 Vanstory Drive, Huntersville, NC, 28078, United States
SI Solutions, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/15/2030	5,593	1,102	1,093	0.13%
Total Environmental Industries							92,952	92,400	10.69%

Healthcare & Pharmaceuticals
AB Centers Acquisition Corporation (Action Behavior Centers)	(6) (12)	First Lien Debt	S + 5.25%	8.92%	7/2/2031	1,463	1,457	1,445	0.17%	2100 Kramer Lane, Suite 150, Austin, TX, 78758, United States
AB Centers Acquisition Corporation (Action Behavior Centers)	(6) (12)	First Lien Debt	S + 5.25%	8.92%	7/2/2031	15,477	15,352	15,287	1.77%
AB Centers Acquisition Corporation (Action Behavior Centers)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.92%	7/2/2031	2,836	1,393	1,363	0.16%
ACP Maverick Holdings, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	3/18/2031	3,622	2,924	2,922	0.34%	30 Bearfoot Road, Northborough, MA, 01532, United States
ACP Maverick Holdings, Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.45%	3/18/2031	16,200	16,061	16,126	1.87%

Affinity Hospice Intermediate Holdings, LLC	(12)	First Lien Debt	S + 4.75%	8.55%	12/17/2029	6,562	6,541	4,802	0.56%	216 Aquarius Drive, Birmingham, AL, 35209, United States
Anne Arundel Dermatology Management, LLC	(12)	First Lien Debt	N/A	4.71% (PIK)	1/15/2029	649	649	649	0.08%	1306 Concourse Drive, Linthicum Heights, MD, 21090, United States
Anne Arundel Dermatology Management, LLC	(12) (16)	Subordinated Debt	N/A	12.75% (PIK)	10/15/2028	3,282	3,283	1,283	0.15%
Anne Arundel Dermatology Management, LLC	(12) (16)	Subordinated Debt	N/A	13.25% (PIK)	4/15/2028	1,972	1,972	2,023	0.23%
Anne Arundel Dermatology Management, LLC	(12)	First Lien Debt	N/A	4.71% (PIK)	4/15/2028	566	566	566	0.07%
Anne Arundel Dermatology Management, LLC	(11) (12) (16)	Subordinated Debt (Delayed Draw)	N/A	13.25% (PIK)	4/15/2028	2,396	2,029	2,091	0.24%
ARC Health OPCO, LLC	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 5.00% (PIK)	4/10/2031	1,222	(17)	(34)	—%	25700 Science Park Drive, Suite 210, Beachwood, OH, 44122, United States
ARC Health OPCO, LLC	(12)	Subordinated Debt	N/A	8.00% (Cash) 5.00% (PIK)	4/10/2031	2,503	2,435	2,433	0.28%
Bluebird PM Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	2/3/2032	1,153	(2)	—	—%	1449 37th Street, Suite 341, Brooklyn, NY, 11218, United States
Bluebird PM Buyer, Inc.	(6)	First Lien Debt	S + 4.75%	8.45%	2/3/2032	8,371	8,302	8,371	0.97%
Bridges Consumer Healthcare Intermediate LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.87%	12/22/2031	4,822	(21)	(68)	(0.01%)	811 Broad Street, Suite 600, Chattanooga, TN, 37402, United States
Bridges Consumer Healthcare Intermediate LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.87%	12/22/2031	2,738	2,175	2,147	0.25%
Bridges Consumer Healthcare Intermediate LLC	(6)	First Lien Debt	S + 5.25%	8.87%	12/22/2031	5,741	5,694	5,659	0.65%
Coding Solutions Acquisition, Inc.	(6) (9) (12)	First Lien Debt	S + 5.00%	8.67%	8/7/2031	13,475	13,411	13,279	1.53%	6509 Windcrest Drive, Plano, TX, 75024, United States
Coding Solutions Acquisition, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	8/7/2031	521	(1)	(8)	—%
Coding Solutions Acquisition, Inc.	(9) (11) (12)	Revolving Loan	S + 5.00%	8.67%	8/7/2031	1,246	(10)	(18)	—%
Dermatology Intermediate Holdings III, Inc. (Forefront Dermatology)	(6) (9) (12) (14)	First Lien Debt	S + 4.25%	7.92%	3/30/2029	3,239	3,212	3,067	0.35%	801 York Street, Manitowoc, WI, 54220, United States

Eyesouth Eye Care Holdco LLC	(6) (12)	First Lien Debt	S + 5.50%	9.27%	10/5/2029	7,304	7,260	7,199	0.83%	5775 Glenridge Drive, Atlanta, GA, 30328, United States
Eyesouth Eye Care Holdco LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	10/5/2029	2,395	2,395	2,360	0.27%
FH DMI Buyer, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	10/11/2030	1,098	1,097	1,098	0.13%	12525 Stowe Drive, Poway, CA, 92064, United States
FH DMI Buyer, Inc.	(6)	First Lien Debt	S + 5.00%	8.70%	10/11/2030	1,968	1,952	1,968	0.23%
Genesee Scientific LLC	(6) (9) (12)	First Lien Debt	S + 5.75%	9.55%	9/30/2027	5,822	5,808	5,209	0.60%	900 Vernon Way, El Cajon, CA, 92020, United States
Genesee Scientific LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.55%	9/30/2027	1,524	1,524	1,364	0.16%
GHR Healthcare, LLC	(6) (9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	6,254	6,237	5,864	0.68%	1 Valley Square, Blue Bell, PA, 19422, United States
GHR Healthcare, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	9.07%	12/9/2027	1,956	1,956	1,834	0.21%
GHR Healthcare, LLC	(6) (9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	4,869	4,834	4,566	0.53%
GHR Healthcare, LLC	(6) (9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	7,947	7,909	7,451	0.86%
GHR Healthcare, LLC	(9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	3,695	3,677	3,464	0.40%
Health Management Associates, Inc.	(6)	First Lien Debt	S + 6.25%	10.01%	3/30/2029	8,258	8,164	8,217	0.95%	2501 Woodlake Circle, Okemos, MI, 48864, United States
Health Management Associates, Inc.	(6)	First Lien Debt (Delayed Draw)	S + 6.25%	10.01%	3/30/2029	1,067	1,048	1,062	0.12%
Healthspan Buyer, LLC (Thorne HealthTech)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	10/16/2030	10,412	10,340	10,370	1.20%	152 West 57th Street, New York, NY, 10019, United States
Heartland Veterinary Partners LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	3,964	3,964	3,925	0.45%	10 South LaSalle Street, Suite 2120, Chicago, IL, 60603, United States
Heartland Veterinary Partners LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	10,919	10,919	10,813	1.25%
Heartland Veterinary Partners LLC	(12)	Subordinated Debt	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	2,184	2,177	2,163	0.25%
HemaSource, Inc.	(12)	Subordinated Debt	N/A	9.75%	2/28/2030	3,664	3,595	3,644	0.42%	485 South 5700 West, Salt Lake City, UT, 84104, United States
HLSG Intermediate, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/2/2033	25	—	—	—%	255 38th Ave, Suite M, St. Charles, IL, 60174, United States

HLSG Intermediate, LLC	(9) (12)	First Lien Debt	S + 4.75%	8.42%	2/2/2033	75	75	75	0.01%
HMN Acquirer Corp.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	11/5/2031	2,426	(5)	(21)	—%	11 Philips Parkway, Montvale, NJ, 07645, United States
HMN Acquirer Corp.	(6)	First Lien Debt	S + 4.50%	8.20%	11/5/2031	6,515	6,462	6,459	0.75%
Impact Advisors, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	3/19/2032	7,143	12	(43)	—%	400 East Diehl Road, Suite 190, Naperville, IL, 60563, United States
Impact Advisors, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.20%	3/19/2032	12,729	12,616	12,576	1.46%
JKC Buyer, Inc. (J. Knipper and Company Inc)	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.13%	2/13/2032	2,087	2,077	2,052	0.24%	One Healthcare Way, Lakewood, NJ, 08701, United States
JKC Buyer, Inc. (J. Knipper and Company Inc)	(6)	First Lien Debt	S + 4.50%	8.13%	2/13/2032	6,028	5,981	5,928	0.69%
Lavie Group, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.63%	10/12/2029	4,617	4,594	4,579	0.53%	1055 Washington Boulevard, Stamford, CT, 06901, United States
Lavie Group, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.63%	10/10/2029	734	456	452	0.05%
Lavie Group, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.63%	10/12/2029	2,734	2,712	2,712	0.31%
MDC Intermediate Holdings II, LLC (Mosaic Dental)	(12)	Subordinated Debt	N/A	12.25% (PIK)	2/7/2030	146	146	132	0.02%	16703 Southeast McGillivray Boulevard, Vancouver, WA, 98683, United States
MDC Intermediate Holdings II, LLC (Mosaic Dental)	(12)	Subordinated Debt	N/A	12.25% (PIK)	2/7/2030	2,125	2,102	1,709	0.20%
MDC Intermediate Holdings II, LLC (Mosaic Dental)	(12)	Subordinated Debt (Delayed Draw)	N/A	12.25% (PIK)	2/7/2030	566	564	455	0.05%
Midwest Eye Services, LLC	(6)	First Lien Debt	S + 4.50%	8.35%	8/20/2027	8,814	8,792	8,788	1.02%	1060 Nimitzview Drive, Cincinnati, OH, 45230, United States
Promptcare Infusion Buyer, Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.95%	9/1/2027	1,412	1,412	1,412	0.16%	41 Spring Street, New Providence, NJ, 07974, United States
Promptcare Infusion Buyer, Inc.	(6) (9)	First Lien Debt	S + 6.00%	9.95%	9/1/2027	8,015	8,012	8,015	0.93%
Promptcare Infusion Buyer, Inc.	(6) (9)	First Lien Debt (Delayed Draw)	S + 6.00%	9.95%	9/1/2027	1,249	1,249	1,249	0.14%
QHR Health, LLC	(6) (12)	First Lien Debt	S + 5.25%	9.02%	5/28/2027	7,503	7,479	7,473	0.86%	1573 Mallory Lane, Brentwood, TN, 37027, United States

QHR Health, LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	9.02%	5/28/2027	3,174	3,174	3,162	0.37%
QHR Health, LLC	(6) (12)	First Lien Debt	S + 5.25%	9.02%	5/28/2027	3,174	3,157	3,162	0.37%
Real Chemistry Intermediate III, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/12/2032	3,288	2,196	2,183	0.25%	199 Water Street, 12th Floor, New York, NY, 10038, United States
Real Chemistry Intermediate III, Inc.	(11) (12)	Revolving Loan	S + 4.50%	8.20%	4/12/2032	1,780	(8)	(11)	—%
Real Chemistry Intermediate III, Inc.	(6)	First Lien Debt	S + 4.50%	8.20%	4/12/2032	7,397	7,365	7,352	0.85%
Sandlot Buyer, LLC (Prime Time Healthcare)	(6) (12)	First Lien Debt	S + 6.25%	10.02%	9/19/2028	7,713	7,599	7,463	0.86%	18010 Burt Street, Elkhorn, NE, 68022, United States
Sandlot Buyer, LLC (Prime Time Healthcare)	(6) (12)	First Lien Debt	S + 6.25%	10.02%	9/19/2028	9,058	8,960	8,765	1.01%
Smile Brands Inc.	(12)	Subordinated Debt	S + 8.50%	12.28% (PIK)	4/12/2028	13,041	13,041	8,103	0.94%	100 Spectrum Center Drive, Irvine, CA, 92618, United States
Swoop Intermediate III, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	4/12/2032	4,928	(11)	49	0.01%	228 Park Avenue South, PMB 924225, New York, NY, 10003, United States
Swoop Intermediate III, Inc.	(11) (12)	Revolving Loan	S + 4.50%	8.17%	4/12/2032	1,776	(8)	18	—%
Swoop Intermediate III, Inc.	(12)	First Lien Debt	S + 4.50%	8.17%	4/12/2032	6,981	6,950	7,051	0.82%
TBRS, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	11/24/2031	1,074	(4)	(21)	—%	5949 Commerce Boulevard, Morristown, TN, 37814, United States
TBRS, Inc.	(9) (11) (12)	Revolving Loan	S + 4.75%	8.42%	11/22/2030	1,406	(11)	(27)	—%
TBRS, Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.42%	11/24/2031	9,127	9,060	8,949	1.04%
Tidi Legacy Products, Inc.	(6) (9) (12)	First Lien Debt	S + 4.50%	8.17%	12/19/2029	15,173	15,073	15,173	1.76%	570 Enterprise Drive, Neenah, WI, 54956, United States
Tidi Legacy Products, Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/19/2029	4,064	4,064	4,064	0.47%
VMG Holdings LLC (VMG Health)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	4/16/2030	1,127	1,118	1,119	0.13%	2515 McKinney Avenue, Suite 1500, Dallas, TX, 75201, United States
VMG Holdings LLC (VMG Health)	(6) (12)	First Lien Debt	S + 5.00%	8.70%	4/16/2030	15,693	15,578	15,574	1.80%

Wellspring Pharmaceutical Corporation	(6) (12)	First Lien Debt	S + 5.00%	8.70%	8/22/2028	7,220	7,191	7,162	0.83%	5911 North Honore Avenue, Sarasota, FL, 34243, United States
Wellspring Pharmaceutical Corporation	(6)	First Lien Debt	S + 5.00%	8.70%	8/22/2028	3,091	3,062	3,066	0.35%
Wellspring Pharmaceutical Corporation	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/22/2028	1,536	1,530	1,523	0.18%
Wellspring Pharmaceutical Corporation	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/22/2028	2,528	2,523	2,508	0.29%
Wellspring Pharmaceutical Corporation	(6) (12)	First Lien Debt	S + 5.00%	8.70%	8/22/2028	1,218	1,205	1,208	0.14%
YI, LLC (Young Innovations)	(6) (9) (12)	First Lien Debt	S + 5.75%	9.43%	12/3/2029	16,179	16,077	15,882	1.84%	2260 Wendt Street, Algonquin, IL, 60102, United States
Total Healthcare & Pharmaceuticals							365,878	353,435	40.93%

High Tech Industries
Alta Buyer, LLC	(11) (12)	Revolving Loan	S + 4.50%	8.20%	2/18/2033	2,209	(8)	(21)	—%	739 East Fort Union Boulevard, Midvale, UT, 84047, United States
Alta Buyer, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.20%	2/18/2033	17,500	17,437	17,330	2.00%
Arctiq, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/3/2032	1,315	—	(6)	—%	8 Cadillac Drive, Suite 250, Brentwood, TN, 37027, United States
Arctiq, Inc.	(6)	First Lien Debt	S + 4.75%	8.42%	2/3/2032	8,685	8,647	8,645	1.00%
Eliassen Group, LLC	(6) (9) (12)	First Lien Debt	S + 5.75%	9.45%	4/14/2028	11,794	11,748	11,547	1.33%	55 Walkers Brook Drive, Reading, MA, 01867, United States
Eliassen Group, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.45%	4/14/2028	849	849	831	0.10%
Emburse, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.95%	5/28/2032	13	—	—	—%	1701 North Market Street, Suite 330, Dallas, TX, 75202, United States
Emburse, Inc.	(9) (11) (12)	Revolving Loan	S + 4.25%	7.95%	5/28/2032	14	—	—	—%
Emburse, Inc.	(9) (12)	First Lien Debt	S + 4.25%	7.95%	5/28/2032	73	73	73	0.01%
Exterro, Inc.	(6)	First Lien Debt	S + 5.25%	8.92%	6/1/2027	9,435	9,416	9,311	1.08%	2175 Northwest Raleigh Street, Portland, OR, 97210, United States

GNX HBS PARENT, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	10/1/2031	1,481	—	(23)	—%	1700 Stephen Street, Little Chute, WI, 54140, United States
GNX HBS PARENT, LLC	(6)	First Lien Debt	S + 4.75%	8.45%	10/1/2031	2,512	2,501	2,474	0.29%
Infobase Acquisition, Inc.	(6)	First Lien Debt	S + 5.50%	9.35%	6/14/2028	3,973	3,957	3,973	0.46%	1000 North West Street, Wilmington, DE, 19801, United States
Prosci, Inc.	(6)	First Lien Debt	S + 4.50%	8.27%	11/18/2030	4,733	4,728	4,714	0.54%	1700 Market Street, Philadelphia, PA, 19103, United States
Revalize Inc. (f/k/a AQ Holdco Inc.)	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.60% (Cash) 1.75% (PIK)	4/16/2029	4,227	4,223	3,805	0.44%	8800 West Baymeadows Way, Jacksonville, FL, 32256, United States
Revalize Inc. (f/k/a AQ Holdco Inc.)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.60% (Cash) 1.75% (PIK)	4/16/2029	1,086	1,084	977	0.11%
Revalize Inc. (f/k/a AQ Holdco Inc.)	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.60% (Cash) 1.75% (PIK)	4/16/2029	241	241	217	0.03%
Ridge Trail US Bidco, Inc. (Options IT)	(9) (12)	First Lien Debt	S + 4.50%	8.20%	9/30/2031	676	671	664	0.08%	5th Floor, 50 Pall Mall, London, England, United Kingdom
Ridge Trail US Bidco, Inc. (Options IT)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	9/30/2031	236	8	4	—%
Ridge Trail US Bidco, Inc. (Options IT)	(9) (11) (12)	Revolving Loan	S + 4.50%	8.20%	3/31/2031	79	21	20	—%
Smart Wave Technologies, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.40%	12/30/2031	1,662	1,009	1,009	0.12%	1 Marmac Drive, Toronto, Ontario, M9W 1E7, Canada
Smart Wave Technologies, Inc.	(12)	First Lien Debt	S + 4.75%	4.40% (Cash) 4.00% (PIK)	12/30/2031	3,116	3,116	3,116	0.36%
Solve Industrial Motion Group LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	14.50% (PIK)	6/30/2028	2,434	2,434	2,409	0.28%	1817 Westinghouse Boulevard, Charlotte, NC, 28273, United States
Solve Industrial Motion Group LLC	(12)	Subordinated Debt	N/A	14.50% (PIK)	6/30/2028	2,125	2,111	2,103	0.24%
Solve Industrial Motion Group LLC	(12)	Subordinated Debt	N/A	14.50% (PIK)	6/30/2028	915	908	906	0.10%
VALIDITY INC	(12)	First Lien Debt	S + 5.25%	8.90%	4/12/2032	99	98	98	0.01%	100 Summer Street, Suite 2900, Boston, MA, 02110, United States

Venture Buyer, LLC (Velosio)	(6) (9)	First Lien Debt	S + 5.25%	8.91%	3/1/2030	6,123	6,080	6,123	0.71%	5747 Perimeter Drive, Dublin, OH, 43017, United States
Venture Buyer, LLC (Velosio)	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.91%	3/1/2030	222	222	222	0.03%
Total High Tech Industries							81,574	80,521	9.32%

Hotel, Game & Leisure
Davidson Hotel Company LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	10/31/2031	1,052	93	105	0.01%	One Ravinia Drive, Suite 1600, Atlanta, GA, 30346, United States
Davidson Hotel Company LLC	(6)	First Lien Debt	S + 5.00%	8.67%	10/31/2031	3,156	3,130	3,188	0.37%
Total Hotel, Game & Leisure							3,223	3,293	0.38%

Media: Advertising, Printing & Publishing
Calienger Acquisition, L.L.C. (Wpromote, LLC)	(6) (12)	First Lien Debt	S + 5.75%	9.45%	10/23/2028	4,279	4,237	4,211	0.49%	101 Continental Boulevard, El Segundo, CA, 90245, United States
Tinuiti Inc.	(9) (12)	First Lien Debt	S + 2.63%	6.42% (Cash) 3.13% (PIK)	12/11/2028	2,955	2,952	2,806	0.32%	111 West 33rd Street, New York, NY, 10120, United States
Tinuiti Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 2.63%	6.42% (Cash) 3.13% (PIK)	12/11/2028	1,932	1,932	1,834	0.21%
Tinuiti Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 2.63%	6.42% (Cash) 3.13% (PIK)	12/11/2028	9,890	9,890	9,390	1.09%
Total Media: Advertising, Printing & Publishing							19,011	18,241	2.11%
Media: Diversified & Production
BroadcastMed Holdco, LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.75% (PIK)	11/12/2027	3,895	3,863	3,780	0.44%	400 North Ashley Drive, Tampa, FL, 33602, United States
Corporate Visions, Inc.	(12)	First Lien Debt	S + 6.00%	9.67% (PIK)	2/28/2029	3,926	3,046	3,023	0.35%	5155 East Eagle Drive, Mesa, AZ, 85215, United States
Corporate Visions, Inc.	(12)	First Lien Debt	N/A	15.00% (PIK)	2/28/2029	208	208	160	0.02%
Corporate Visions, Inc.	(12) (16)	First Lien Debt	S + 6.00%	9.67% (PIK)	2/28/2029	820	—	—	—%
MSM Acquisitions, Inc. (Spectrio)	(9) (12)	First Lien Debt	S + 6.00%	9.67%	12/9/2026	8,246	8,247	6,198	0.71%	7624 Bald Cypress Place, Tampa, FL, 33614, United States

MSM Acquisitions, Inc. (Spectrio)	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.67%	12/9/2026	2,937	2,937	2,208	0.26%
MSM Acquisitions, Inc. (Spectrio)	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.67%	12/9/2026	448	448	337	0.04%
Total Media: Diversified & Production							18,749	15,706	1.82%

Services: Business
ALKU Intermediate Holdings, LLC	(12)	First Lien Debt	S + 6.25%	9.95%	5/23/2029	4,417	4,363	4,373	0.51%	100 Brickstone Square, Andover, MA, 01810, United States
All4 Buyer, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	1/23/2032	2,383	871	860	0.10%	2393 Kimberton Road, PO Box 299, PA, 19442, United States
All4 Buyer, LLC	(6)	First Lien Debt	S + 4.50%	8.17%	1/23/2032	2,833	2,809	2,808	0.32%
Archer Acquisition, LLC (ARMstrong)	(6)	First Lien Debt	S + 4.75%	8.55%	10/8/2029	6,764	6,698	6,712	0.78%	One Pierce Place, Itasca, IL, 60143, United States
Archer Acquisition, LLC (ARMstrong)	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.55%	10/8/2029	936	626	624	0.07%
Astra Service Partners, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	11/26/2032	25	5	5	—%	920 Broadway, 8th Floor, New York, NY, 10010, United States
Astra Service Partners, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.20%	11/26/2032	75	75	75	0.01%
Bounteous, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/2/2029	2,704	2,697	2,704	0.31%	2100 Manchester Road, Wheaton, IL, 60187, United States
Bounteous, Inc.	(6) (12)	First Lien Debt	S + 4.50%	8.17%	8/2/2029	5,224	5,210	5,224	0.60%
Bounteous, Inc.	(12)	First Lien Debt	S + 4.50%	8.17%	8/2/2029	2,138	2,132	2,138	0.25%
Bounteous, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/2/2029	3,496	3,496	3,496	0.40%
Bullhorn, Inc.	(6) (9) (12)	First Lien Debt	S + 5.00%	8.67%	10/1/2029	13,671	13,653	13,457	1.56%	100 Summer Street, Boston, MA, 02110, United States
Caldwell & Gregory LLC	(12)	Subordinated Debt	S + 6.25%	9.95% (Cash) 2.50% (PIK)	3/31/2031	1,160	1,144	1,159	0.13%	129 Broad Street Road, Manakin-Sabot, VA, 23103, United States
CDL Marketing Group, LLC (Career Now)	(12) (16)	Subordinated Debt	N/A	13.00% (PIK)	3/30/2027	3,990	3,966	380	0.04%	302 East Parent Avenue, Royal Oak, MI, 48067, United States

Certus NDT Group Buyer, LLC	(12)	Subordinated Debt	N/A	9.00% (Cash) 3.00% (PIK)	2/11/2033	2,008	1,970	1,979	0.23%	2449 West Park Avenue, Gray, LA, 70359, United States
Cornerstone Advisors of Arizona, LLC	(9) (12)	First Lien Debt	S + 4.75%	8.45%	5/13/2032	100	99	98	0.01%	7272 East Indian School Road, Suite 400, Scottsdale, AZ, 85251, United States
CPL Consultants, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	2/17/2032	4,317	54	34	—%	255 Woodcliff Drive, Suite 200, Fairport, NY, 14450, United States
CPL Consultants, LLC	(6)	First Lien Debt	S + 4.25%	7.92%	2/17/2032	1,349	1,343	1,343	0.16%
DH United Holdings, LLC (D&H United Fueling Solutions)	(6) (12)	First Lien Debt	S + 5.00%	8.84%	9/15/2028	7,320	7,254	7,182	0.83%	8559 East North Belt, Humble, TX, 77396, United States
DH United Holdings, LLC (D&H United Fueling Solutions)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.84%	9/15/2028	2,330	2,321	2,286	0.26%
DH United Holdings, LLC (D&H United Fueling Solutions)	(6)	First Lien Debt (Delayed Draw)	S + 5.00%	8.84%	9/15/2028	1,535	1,532	1,506	0.17%
DH United Holdings, LLC (D&H United Fueling Solutions)	(6) (12)	First Lien Debt	S + 5.00%	8.84%	9/15/2028	3,387	3,351	3,323	0.38%
DH United Holdings, LLC (D&H United Fueling Solutions)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.84%	9/15/2028	5,083	4,270	4,186	0.48%
Element 78 Partners, LLC (E78)	(6) (12)	First Lien Debt	S + 5.50%	9.27%	12/1/2027	3,953	3,940	3,953	0.46%	1301 West 22nd Street, Oak Brook, IL, 60523, United States
Element 78 Partners, LLC (E78)	(6) (12)	First Lien Debt	S + 5.50%	9.27%	12/1/2027	1,015	1,011	1,015	0.12%
Element 78 Partners, LLC (E78)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	12/1/2027	15,233	—	—	—%
Element 78 Partners, LLC (E78)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	12/1/2027	2,972	2,962	2,972	0.34%
Element 78 Partners, LLC (E78)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	12/1/2027	2,595	2,310	2,310	0.27%
Empower Brands Franchising, LLC (f/k/a Lynx Franchising LLC)	(6) (9) (12)	First Lien Debt	S + 5.75%	9.60%	12/23/2026	9,575	9,540	9,553	1.11%	2426 Old Brick Road, Glen Allen, VA, 23060, United States
Empower Brands Franchising, LLC (f/k/a Lynx Franchising LLC)	(9) (12)	First Lien Debt	S + 5.75%	9.60%	12/23/2026	6,638	6,598	6,623	0.77%
Env Automation Acquisition, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/8/2031	33	5	5	—%	2337 West Warrior Trail, Suite 7255, Grand Prairie, TX, 75052, United States
Env Automation Acquisition, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.17%	12/8/2031	67	67	67	0.01%

Esquire Deposition Solutions, LLC	(12)	Subordinated Debt	N/A	14.00% (PIK)	6/30/2029	2,136	2,107	2,108	0.24%	1500 Centre Parkway, Atlanta, GA, 30344, United States
Gabriel Partners, LLC	(12)	First Lien Debt	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	690	690	682	0.08%	1300 East 9th Street, Suite 200, Cleveland, OH, 44114, United States
Gabriel Partners, LLC	(6) (9) (12)	First Lien Debt	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	9,462	9,462	9,344	1.08%
Gabriel Partners, LLC	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	1,576	1,576	1,557	0.18%
Gabriel Partners, LLC	(6) (9) (12)	First Lien Debt	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	3,906	3,903	3,858	0.45%
KENG Acquisition, Inc. (Engage PEO)	(6) (9) (12)	First Lien Debt	S + 4.50%	8.17%	8/1/2029	9,449	9,359	9,450	1.09%	4000 Hollywood Boulevard, Fort Lauderdale, FL, 33021, United States
KENG Acquisition, Inc. (Engage PEO)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/1/2029	9,195	9,184	9,196	1.06%
KENG Acquisition, Inc. (Engage PEO)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/1/2029	1,069	1,067	1,069	0.12%
KRIV Acquisition Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	7/31/2031	4,884	—	(28)	—%	2515 McKinney Avenue, Dallas, TX, 75201, United States
KRIV Acquisition Inc.	(11) (12)	Revolving Loan	S + 4.75%	8.45%	7/31/2031	444	187	185	0.02%
KRIV Acquisition, Inc. (Riveron)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	7/31/2031	12,100	11,864	12,030	1.39%	2515 McKinney Avenue, Dallas, TX, 75201, United States
LRN Corporation (Lion Merger Sub, Inc.)	(9) (12)	First Lien Debt	S + 5.25%	8.93%	12/17/2027	7,150	7,150	7,106	0.82%	921, chemin de la Rivière-du-Nord, Saint-Jérôme, Quebec, J7Y 5G2, Canada
LRN Corporation (Lion Merger Sub, Inc.)	(9) (12)	First Lien Debt	S + 5.25%	8.93%	12/17/2027	7,128	7,128	7,085	0.82%
M&S Holdings Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.44%	12/23/2032	769	—	(2)	—%	800 West Sixth Street, Suite 950, Los Angeles, CA, 90017, United States
M&S Holdings Buyer, Inc.	(6)	First Lien Debt	S + 4.75%	8.44%	12/23/2032	4,231	4,211	4,217	0.49%
Olympus US Bidco LLC (Phaidon International)	(6) (10) (12)	First Lien Debt	S + 5.50%	9.27%	8/22/2029	13,031	12,962	12,486	1.44%	All Saints Street, London, England, N1 9PA, United Kingdom

Output Services Group, Inc.	(12)	First Lien Debt	S + 8.00%	12.16%	5/30/2028	155	155	155	0.02%	900 Kimberly Drive, Carol Stream, IL, 60188, United States
Output Services Group, Inc.	(12)	First Lien Debt	S + 6.25%	10.41%	11/30/2028	837	837	837	0.10%
PN Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	7/31/2031	1,111	—	(28)	—%	805 15th Street Northwest, Suite 200, Washington, DC, 20005, United States
PN Buyer, Inc.	(6)	First Lien Debt	S + 4.50%	8.17%	7/31/2031	3,879	3,862	3,781	0.44%
RailPros Parent, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.91%	5/24/2032	21	6	6	—%	5605 North MacArthur Boulevard, Suite 650, Irving, TX, 75038, United States
RailPros Parent, LLC	(9) (11) (12)	Revolving Loan	S + 4.25%	7.91%	5/24/2032	11	—	—	—%
RailPros Parent, LLC	(9) (12)	First Lien Debt	S + 4.25%	7.91%	5/24/2032	68	67	68	0.01%
Redwood Services Group, LLC (Evergreen Services Group)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	6/15/2029	2,953	2,401	2,411	0.28%	832 Sansome Street, San Francisco, CA, 94111, United States
Redwood Services Group, LLC (Evergreen Services Group)	(6) (9) (12)	First Lien Debt	S + 5.00%	8.70%	6/15/2029	13,991	13,848	13,991	1.62%
Redwood Services Group, LLC (Evergreen Services Group)	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	6/15/2029	2,798	2,783	2,798	0.32%
Safety Infrastructure Services Intermediate LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	7/21/2028	2,826	1,155	1,091	0.13%	101 North Cherry, Suite 700, Salem, NC, 27101, United States
Safety Infrastructure Services Intermediate LLC	(6)	First Lien Debt	S + 5.00%	8.70%	7/21/2028	7,014	6,971	6,845	0.79%
Sagebrush Buyer, LLC (Province)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	7/1/2030	4,838	4,810	4,800	0.56%	2360 Corporate Circle, Henderson, NV, 89074, United States
Sagebrush Buyer, LLC (Province)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	7/1/2030	4,473	4,439	4,438	0.51%
Sagebrush Buyer, LLC (Province)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	7/1/2030	3,024	3,006	3,000	0.35%
Scaled Agile, Inc.	(9) (12)	First Lien Debt	S + 5.50%	5.55% (Cash) 3.75% (PIK)	12/15/2028	8,083	8,049	6,125	0.71%	5400 Airport Boulevard, Boulder, CO, 80301, United States
Scaled Agile, Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	5.55% (Cash) 3.75% (PIK)	12/15/2028	396	396	300	0.03%

Sentinel Technologies, Inc	(6)	First Lien Debt	S + 4.50%	8.16%	11/3/2031	4,988	4,965	4,988	0.58%	2550 Warrenville Road, Downers Grove, IL, 60515, United States
Syndigo LLC	(11) (12)	Revolving Loan	S + 5.00%	8.67%	9/2/2032	592	139	121	0.01%	141 West Jackson Boulevard, Suite 1375, Chicago, IL, 60604, United States
Syndigo LLC	(6)	First Lien Debt	S + 5.00%	8.67%	9/2/2032	4,397	4,376	4,237	0.49%
Tau Buyer, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	5.70% (Cash) 2.50% (PIK)	2/2/2032	3,442	2,262	2,208	0.26%	25 Forbes Boulevard, Suite 3, Foxborough, MA, 02035, United States
Tau Buyer, LLC	(9) (11) (12)	Revolving Loan	S + 4.50%	8.20%	2/2/2032	1,720	536	516	0.06%
Tau Buyer, LLC	(6) (9) (12)	First Lien Debt	S + 4.50%	5.70% (Cash) 2.50% (PIK)	2/2/2032	9,916	9,832	9,719	1.12%
Thompson Safety LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	6/25/2032	91	14	13	—%	415 Lockhaven Drive, Houston, TX, 77073, United States
Thompson Safety LLC	(11) (12)	Revolving Loan	P + 4.00%	10.75%	6/25/2032	9	1	1	—%
Transit Buyer, LLC (Propark Mobility)	(6)	First Lien Debt	S + 4.75%	8.43%	1/31/2029	6,669	6,600	6,665	0.77%	1 Union Place, Hartford, CT, 06103, United States
Transit Buyer, LLC (Propark Mobility)	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.43%	1/31/2029	3,069	3,039	3,068	0.36%
Transit Buyer, LLC (Propark Mobility)	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.43%	1/31/2029	10,045	10,033	10,039	1.16%
Trilon Group, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.17%	5/25/2029	27,407	27,294	27,299	3.16%	1200 17th Street, Denver, CO, 80202, United States
Trilon Group, LLC	(12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	5/25/2029	1,851	1,845	1,844	0.21%
TSS Buyer, LLC (Technical Safety Services)	(6)	First Lien Debt	S + 5.00%	8.70%	6/22/2029	6,617	6,583	6,585	0.76%	620 Hearst Avenue, Berkeley, CA, 94710, United States
TSS Buyer, LLC (Technical Safety Services)	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	6/22/2029	6,291	6,246	6,260	0.72%
TSS Buyer, LLC (Technical Safety Services)	(6) (12)	First Lien Debt	S + 5.00%	8.70%	6/22/2029	1,847	1,830	1,838	0.21%
Victors CCC Buyer LLC (CrossCountry Consulting)	(6) (9)	First Lien Debt	S + 4.75%	8.42%	6/1/2029	7,988	7,900	7,950	0.92%	1600 Tysons Boulevard, McLean, VA, 22102, United States
Victors CCC Buyer LLC (CrossCountry Consulting)	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	6/1/2029	820	816	816	0.09%

VRC Companies, LLC (Vital Records Control)	(6) (9)	First Lien Debt	S + 4.75%	8.42%	6/29/2027	4,477	4,464	4,467	0.52%	5384 Poplar Avenue, Memphis, TN, 38119, United States
VRC Companies, LLC (Vital Records Control)	(6) (9)	First Lien Debt	S + 5.50%	9.19%	6/29/2027	326	325	326	0.04%
Total Services: Business							329,107	322,371	37.27%

Services: Consumer
360 Holdco, Inc. (360 Training)	(6)	First Lien Debt	S + 4.75%	8.42%	8/2/2028	3,393	3,374	3,353	0.39%	6504 Bridge Point Parkway, Austin, TX, 78730, United States
360 Holdco, Inc. (360 Training)	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/2/2028	3,093	377	341	0.04%
ADPD Holdings LLC (NearU)	(9) (12)	First Lien Debt	S + 6.00%	5.03% (Cash) 5.00% (PIK)	8/16/2028	9,973	9,978	9,281	1.07%	3700 Arco Corporate Drive, Suite 125, Charlotte, NC, 28273, United States
AMS Parent, LLC (All My Sons)	(6) (12)	First Lien Debt	S + 4.75%	8.71%	10/25/2028	5,133	5,112	5,132	0.59%	2400 Old Mill Road, Carrollton, TX, 75007, United States
Apex Service Partners, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.68%	10/24/2030	153	152	154	0.02%	201 East Kennedy Boulevard, Tampa, FL, 33602, United States
Apex Service Partners, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	10/24/2030	153	153	154	0.02%
Apex Service Partners, LLC	(9) (11) (12)	Revolving Loan	S + 5.00%	8.69%	10/24/2029	55	25	26	—%
Apex Service Partners, LLC	(9) (12)	First Lien Debt	S + 5.00%	8.67%	10/24/2030	625	621	630	0.07%
Canopy Service Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	2/28/2033	1,375	96	88	0.01%	2811 Ponce de Leon Boulevard, Coral Gables, FL, 33134, United States
Canopy Service Partners, LLC	(6)	First Lien Debt	S + 4.50%	8.20%	2/28/2033	1,625	1,615	1,615	0.19%
Columbia Home Services LLC	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	12.00%	11/27/2031	22	—	(1)	—%	5615 Rufe Snow Drive, North Richland Hills, TX, 76180, United States
Columbia Home Services LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 2.00% (PIK)	11/27/2031	78	77	74	0.01%

Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(12)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	917	902	894	0.10%	4055 Faber Place Drive, North Charleston, SC, 29405, United States
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(12)	Subordinated Debt (Delayed Draw)	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	700	695	683	0.08%
Excel Fitness Consolidator LLC	(6)	First Lien Debt	S + 4.75%	8.45%	4/29/2030	10,194	10,133	10,064	1.16%	1901 West Braker Lane, Austin, TX, 78758, United States
Excel Fitness Consolidator LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	4/29/2030	1,897	(10)	(24)	—%
Legacy Service Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	11/10/2031	100	—	(1)	—%	2701 North Rocky Point Boulevard, Suite 655, Tampa, FL, 33607, United States
Legacy Service Partners, LLC	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	13.25% (PIK)	11/10/2032	47	37	37	—%
Legacy Service Partners, LLC	(12)	Subordinated Debt	N/A	13.25% (PIK)	11/10/2032	56	55	55	0.01%
Legacy Service Partners, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.20%	11/10/2031	17,503	17,448	17,394	2.01%
Liberty Buyer, Inc. (Liberty Group)	(9) (12)	First Lien Debt	S + 5.75%	9.49%	6/15/2028	3,839	3,825	3,695	0.43%	5718 Westheimer Road, Houston, TX, 77057, United States
Liberty Buyer, Inc. (Liberty Group)	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.49%	6/15/2028	289	289	278	0.03%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt (Delayed Draw)	N/A	10.00% (Cash) 3.00% (PIK)	3/18/2029	644	644	550	0.06%	245 East Olive Avenue, Suite 500, Burbank, CA, 91502, United States
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	3/18/2029	649	649	554	0.06%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt	N/A	10.00% (Cash) 2.00% (PIK)	3/18/2029	738	730	630	0.07%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt	N/A	10.00% (Cash) 1.00% (PIK)	3/18/2029	2,696	2,672	2,301	0.27%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt (Delayed Draw)	N/A	10.00% (Cash) 1.00% (PIK)	3/18/2029	233	233	199	0.02%
North Haven Fairway Buyer, LLC (Fairway Lawns)	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 3.50% (PIK)	5/17/2029	5,068	4,286	4,218	0.49%	10401 Colonel Glenn Road, Little Rock, AR, 72204, United States
North Haven Fairway Buyer, LLC (Fairway Lawns)	(12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 3.50% (PIK)	5/17/2029	4,537	4,537	4,476	0.52%
North Haven Fairway Buyer, LLC (Fairway Lawns)	(12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 3.50% (PIK)	5/17/2029	6,546	6,546	6,457	0.75%

North Haven Spartan US Holdco LLC	(6)	First Lien Debt	S + 5.75%	9.42%	6/8/2026	2,444	2,444	2,444	0.28%	1209 Orange Street, Wilmington, DE, 19801, United States
North Haven Spartan US Holdco LLC	(6)	First Lien Debt (Delayed Draw)	S + 5.75%	9.42%	6/8/2026	212	212	212	0.02%
North Haven Spartan US Holdco LLC	(12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.42%	6/8/2026	3,240	3,237	3,240	0.37%
Perennial Services Group, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	12/23/2032	5,288	2,350	2,255	0.26%	255 Greenwood Avenue, Midland Park, NJ, 07432, United States
Perennial Services Group, LLC	(6) (9)	First Lien Debt	S + 4.50%	8.20%	12/23/2032	7,246	7,213	7,116	0.82%
Yard-Nique, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	9/29/2028	161	—	(1)	—%	10014 Chapel Hill Road, Morrisville, NC, 27560, United States
Yard-Nique, Inc.	(6)	First Lien Debt	S + 4.75%	8.45%	9/29/2028	839	834	834	0.10%
Total Services: Consumer							91,541	89,407	10.32%

Sovereign & Public Finance
Renaissance Buyer, LLC (LMI Consulting, LLC)	(6) (12)	First Lien Debt	S + 4.75%	8.44%	7/18/2028	11,979	11,912	11,979	1.39%	7940 Jones Branch Drive, Tysons, VA, 22102, United States
Total Sovereign & Public Finance							11,912	11,979	1.39%
Telecommunications
BCM One, Inc.	(6)	First Lien Debt	S + 4.50%	8.27%	11/17/2027	5,633	5,633	5,633	0.65%	295 Madison Avenue, New York, NY, 10017, United States
BCM One, Inc.	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.27%	11/17/2027	1,785	1,785	1,785	0.21%
MBS Holdings, Inc.	(9) (12)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	1,035	1,029	1,035	0.12%	1 Concourse Parkway Northeast, Suite 600, Atlanta, GA, 30328, United States
MBS Holdings, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	1,787	1,777	1,787	0.21%
MBS Holdings, Inc.	(6) (9) (12)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	9,822	9,806	9,822	1.14%
MBS Holdings, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	1,285	1,277	1,285	0.15%
Mobile Communications America, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.40%	10/16/2029	1,653	209	199	0.02%	135 North Church Street, Suite 310, Spartanburg, SC, 29306, United States

Mobile Communications America, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.40%	10/16/2029	18,089	17,932	17,982	2.08%
Mobile Communications America, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.40%	10/16/2029	4,259	4,240	4,234	0.49%
Sapphire Telecom, Inc.	(6) (12)	First Lien Debt	S + 5.00%	8.70%	6/27/2029	18,799	18,693	18,794	2.17%	Suite 942, Europort, Europort Road, Gibraltar, United Kingdom
Tyto Athene, LLC	(6) (12)	First Lien Debt	S + 4.75%	8.56%	4/3/2028	7,125	7,099	6,791	0.79%	12901 Worldgate Drive, Herndon, VA, 20170, United States
Total Telecommunications							69,480	69,347	8.03%

Transportation: Cargo
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	264	262	183	0.02%	24 Waterway Avenue, The Woodlands, TX, 77380, United States
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	918	909	636	0.07%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	186	184	129	0.01%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	4,481	4,439	3,105	0.36%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25%(PIK)	2/3/2028	1,395	1,368	966	0.11%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (11) (12)	Revolving Loan	S + 6.75%	13.50% (PIK)	6/29/2026	269	13	13	—%
Armstrong Midco, LLC (Armstrong Transport Group)	(12)	Subordinated Debt	N/A	15.00% (PIK)	6/30/2027	1,361	1,352	1,341	0.16%	1120 South Tryon, Charlotte, NC, 28203, United States
Armstrong Transport Group, LLC	(12)	Subordinated Debt	N/A	7.00% (Cash) 7.00% (PIK)	6/30/2027	8,316	8,252	8,195	0.95%	1120 South Tryon, Charlotte, NC, 28203, United States
FSK Pallet Holding Corp. (Kamps Pallets)	(6) (12)	First Lien Debt	S + 6.25%	10.07%	12/23/2026	9,077	9,046	8,963	1.04%	665 Seward Avenue Northwest, Grand Rapids, MI, 49504, United States
Kenco PPC Buyer LLC	(6) (12)	First Lien Debt	S + 4.25%	7.92%	11/15/2029	21,604	21,488	21,511	2.49%	2001 Riverside Drive, Chattanooga, TN, 37406, United States
Kenco PPC Buyer LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	11/15/2029	3,572	3,554	3,557	0.41%
Kenco PPC Buyer LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	8.03%	11/15/2029	4,111	(28)	(18)	—%

R1 Holdings, LLC (RoadOne)	(12)	Subordinated Debt	N/A	8.75% (Cash) 5.00% (PIK)	6/30/2029	5,265	5,131	5,109	0.59%	1 Kellaway Drive, Randolph, MA, 02368, United States
SEKO Global Logistics Network, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 10.50%	4.86% (Cash) 9.50% (PIK)	11/27/2029	73	—	—	—%	1501 East Woodfield Road, Suite 210 E, Schaumburg, IL, 60173, United States
SEKO Global Logistics Network, LLC	(9) (12)	First Lien Debt	S + 10.50%	4.86% (Cash) 9.50% (PIK)	11/27/2029	134	134	134	0.02%
SEKO Global Logistics Network, LLC	(12)	First Lien Debt	S + 7.00%	10.82% (PIK)	11/27/2029	483	477	483	0.06%
SEKO Global Logistics Network, LLC	(12)	First Lien Debt	S + 7.00%	10.82% (PIK)	5/27/2030	1,794	1,794	1,337	0.15%
TI Acquisition NC, LLC	(6)	First Lien Debt	S + 4.25%	7.99%	3/19/2027	2,715	2,694	2,715	0.31%	8921 Crew Drive, Emerald Isle, NC, 28594, United States
Total Transportation: Cargo							61,069	58,359	6.75%

Transportation: Consumer
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(6)	First Lien Debt	S + 4.75%	8.42%	2/14/2031	10,454	10,379	10,203	1.18%	5680 Greenwood Plaza Boulevard, Greenwood Village, CO, 80111, United States
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/14/2031	3,040	—	(73)	(0.01)%
Total Transportation: Consumer							10,379	10,130	1.17%

Utilities: Electric
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(9) (12)	First Lien Debt	S + 4.75%	8.42%	8/27/2031	10,329	10,247	10,353	1.20%	6504 Bridge Point Parkway, Austin, TX, 78730, United States
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/27/2031	2,615	(10)	6	—%
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(9) (11) (12)	Revolving Loan	S + 4.75%	8.42%	8/27/2031	1,925	(15)	4	—%
Force Electrical Buyerco, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	10/21/2032	63	5	4	—%	46005 S County Road 202, Woodward, OK, 73801, United States
Force Electrical Buyerco, LLC	(12)	First Lien Debt	S + 4.50%	8.17%	10/21/2032	37	37	37	—%

Industrial Air Flow Dynamics, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/14/2030	21	—	—	—%	11200 Fostoria Road, Cleveland, TX, 77328, United States
Industrial Air Flow Dynamics, Inc.	(9) (12)	First Lien Debt	S + 5.00%	8.70%	8/14/2030	79	78	77	0.01%
Low Voltage Holdings Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	4/28/2032	416	—	—	—%	8723 Fallbrook Drive, Houston, TX, 77064, United States
Low Voltage Holdings Inc.	(9) (11) (12)	Revolving Loan	S + 4.75%	8.45%	4/28/2032	352	(1)	—	—%
Low Voltage Holdings Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.45%	4/28/2032	2,683	2,675	2,683	0.31%
Pinnacle Supply Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 6.25%	10.01%	4/3/2030	1,636	—	(73)	(0.01%)	1424 Ohio Avenue, Dunbar, WV, 25064, United States
Pinnacle Supply Partners, LLC	(6) (12)	First Lien Debt	S + 6.25%	10.01%	4/3/2030	6,196	6,119	5,919	0.68%
Pinnacle Supply Partners, LLC	(12)	First Lien Debt (Delayed Draw)	S +6.25%	10.01%	4/3/2030	1,967	1,962	1,879	0.22%
RMS Energy Borrower LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	9/30/2032	1,231	508	494	0.06%	15396 183rd Street, Little Falls, MN, 56345, United States
RMS Energy Borrower LLC	(6)	First Lien Debt	S + 4.50%	8.20%	9/30/2032	6,735	6,705	6,643	0.77%
Total Utilities: Electric							28,310	28,026	3.24%
Utilities: Water
USA Water Intermediate Holdings, LLC	(6)	First Lien Debt	S + 4.75%	8.42%	2/21/2031	7,739	7,684	7,699	0.89%	363 North Sam Houston Parkway East, Houston, TX, 77060, United States
USA Water Intermediate Holdings, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/21/2031	3,020	2,449	2,434	0.28%
Total Utilities: Water							10,133	10,133	1.17%

Wholesale
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.32%	1/19/2029	1,951	1,930	1,919	0.22%	3321 Essex Drive, Richardson, TX, 75082, United States
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(6)	First Lien Debt	S + 5.50%	9.32%	1/19/2029	11,475	11,366	11,284	1.31%
ISG Enterprises, LLC (Industrial Service Group)	(6) (12)	First Lien Debt	S + 5.75%	9.42%	12/7/2028	6,377	6,313	6,162	0.71%	318 Neeley Street, Sumter, SC, 29150, United States
ISG Enterprises, LLC (Industrial Service Group)	(6)	First Lien Debt (Delayed Draw)	S + 5.75%	9.42%	12/7/2028	3,320	3,314	3,209	0.37%
Total Wholesale							22,923	22,574	2.61%

Total Debt Investments	$1,964,471	$1,919,889	222.18%

Portfolio Company (1) (2) (7)	Footnotes	Investment	Acquisition Date	Shares/Units	Cost	Fair Value (4)	% of Net Assets (5)	Company Address
Equity Investments

Aerospace & Defense
BPC Kodiak LLC (Turbine Engine Specialists)	(8) (10) (12) (15)	Class A-1 Units	9/1/2023	1,530,000	$1,530	$2,273	0.26%	600 Railhead Road, Fort Worth, TX, 76106, United States
Total Aerospace & Defense					1,530	2,273	0.26%

Automotive
Buckeye Group Holdings, L.P. (JEGS Automotive)	(8) (9) (12)	A-2 Units	12/31/2024	998,311	402	—	—%	101 Jegs Place, Delaware, OH, 43015, United States
Buckeye Group Holdings, L.P. (JEGS Automotive)	(8) (9) (12)	Class B Unit	12/31/2024	1,836,884	404	—	—%
Buckeye Group Holdings, L.P. (JEGS Automotive)	(8) (9) (12)	C Units	12/31/2024	998,311	—	—	—%
Covercraft Parent III, Inc.	(8) (12)	Covercraft Equity	8/20/2021	768	768	—	—%	100 Enterprise Boulevard, Pauls Valley, OK, 73075, United States
HBB Parent, LLC (High Bar Brands)	(8) (12)	Class A Units	12/19/2023	303,000	303	252	0.03%	2701 Southwest 18th Street, Owatonna, MN, 55060, United States
Pegasus Aggregator Holdings LP (S&S Truck Parts)	(8) (12)	Pegasus Units	12/31/2024	7	668	614	0.07%	600 West Irving Park Road, Schaumburg, IL, 60193, United States
Phoenix Topco Holdings LP (S&S Truck Parts)	(8) (12)	Preferred units	6/3/2024	1,000	974	1,276	0.15%	600 West Irving Park Road, Schaumburg, IL, 60193, United States
Phoenix Topco Holdings LP (S&S Truck Parts)	(8) (12)	Warrant	6/3/2024	1,000	1	—	—%
Total Automotive					3,520	2,142	0.25%

Beverage, Food & Tobacco

Bardstown PPC Buyer LLC (Bardstown Bourbon Company)	(8) (12)	Common	7/13/2022	15,373	2,008	1,689	0.19%	1500 Parkway Drive, Bardstown, KY, 40004, United States
Lonestar Polaris Topco, LP	(8) (12)	Class A Units	2/6/2026	323,130	323	323	0.04%	676 North Michigan Avenue, 34th Floor, Chicago, IL, 60611, United States
VCP Tech24 Co-Invest Aggregator LP (Tech24)	(8) (12) (17)	Company Unit	10/5/2023	954	954	808	0.09%	80 International Drive, Greenville, SC, 29615, United States
WPP Fairway Aggregator B, L.P (Fresh Edge)	(8) (12)	Class B Common Units	10/3/2022	698	5	—	—%	4501 Massachusetts Avenue, Indianapolis, IN, 46218, United States
WPP Fairway Aggregator B, L.P (Fresh Edge)	(8) (12)	Class A Preferred Units	10/3/2022	698	698	326	0.04%
Total Beverage, Food & Tobacco					3,988	3,146	0.36%
Capital Equipment
ATL GSE Holdings, LP	(8) (12)	Class A Units	12/16/2025	63	$63	$70	0.01%	4001 East 149th Street, Suite B, Kansas City, MO, 64147, United States
CMG HoldCo, LLC (Crete)	(8) (12)	Equity Co-Investment	5/19/2022	24	249	492	0.06%	3700 South Boulevard, Charlotte, NC, 28209, United States
EFC Holdings, LLC (EFC International)	(8) (12)	Class A Common Units	3/1/2023	148	60	10	—%	1940 Craigshire, Saint Louis, MO, 63146, United States
EFC Holdings, LLC (EFC International)	(8) (12)	Class A Preferred Units	3/1/2023	148	148	189	0.02%
E-Tech Holdings Partnership, L.P. (E-Technologies Group, Inc.)	(8) (12)	Partner Interests	5/22/2024	1,000,000	1,000	665	0.08%	8614 Jacquemin Drive, West Chester Township, OH, 45069, United States
Lapmaster Co-Investment, LLC (Precision Surfacing Solutions)	(8) (12)	Common Units	10/5/2022	3,750,000	3,750	7,575	0.87%	501 West Algonquin Road, Mount Prospect, IL, 60056, United States
Total Capital Equipment					5,270	9,001	1.04%

Chemicals, Plastics & Rubber

New Spartech Holdings LLC	(8) (12)	Common Stock	6/6/2025	314,809	1,595	—	—%	11650 Lakeside Crossing Court, Maryland Heights, MO, 63146, United States
Total Chemicals, Plastics & Rubber					1,595	—	—%

Construction & Building
GreyLion TGNL Holdings	(8) (11) (12) (17)	Limited Partnership Interests	5/2/2025	846,770	865	1,455	0.17%	4617 South Taylor Drive, Sheboygan, WI, 53081, United States
Oceansound Partners Co-Invest II, LP (Gannett Fleming)	(8) (12)	Series F interests	5/26/2023	1,272,139	1,272	1,949	0.22%	207 Senate Avenue, Harrisburg, PA, 17011, United States
OSP Gannett Aggregator, LP (Gannett Fleming)	(8) (10) (12) (15)	Class A Interests	12/20/2022	894,607	895	1,371	0.16%	207 Senate Avenue, Harrisburg, PA, 17011, United States
RPI Investments LP (Rose Paving)	(8) (12)	Class A Units	11/27/2024	690	100	72	0.01%	600 North Villa Avenue, Villa Park, IL, 60181, United States
Total Construction & Building					3,132	4,847	0.56%

Consumer Goods: Durable
LH Equity Investors, L.P.	(8) (11) (12) (17)	Limited Partnership Interest	9/3/2025	1,443,750	1,444	2,043	0.24%	1595 Georgetown Road, Hudson, OH, 44236, United States
Total Consumer Goods: Durable					1,444	2,043	0.24%

Consumer Goods: Non-durable
FBG Holdings LLC	(8) (12)	Common Units	8/8/2025	66	512	309	0.04%	799 Central Avenue, Suite 300, Highland Park, IL, 60035, United States
Ultima Health Holdings, LLC	(8) (12)	Preferred Units	9/12/2022	15	170	354	0.04%	4 Essex Avenue, Bernardsville, NJ, 07924, United States
Total Consumer Goods: Non-durable					682	663	0.08%
Containers, Packaging & Glass

Conversion Holdings, L.P. (Specialized Packaging Group)	(8) (10) (12)	Class A Units	12/17/2020	147,708	$148	$142	0.02%	180 Grand Avenue, Oakland, CA, 94612, United States
Oliver Investors, LP (Oliver Packaging)	(8) (12)	Class D Units	4/22/2025	555	28	31	—%	10 Gilpin Avenue, Hauppauge, NY, 11788, United States
Oliver Investors, LP (Oliver Packaging)	(8) (12)	Common Equity	7/6/2022	11,916	1,131	162	0.02%
Total Containers, Packaging & Glass					1,307	335	0.04%

Healthcare & Pharmaceuticals
HMA Equity, LP (Health Management Associates)	(8) (12)	Class A Common Units	3/30/2023	399,904	400	601	0.07%	2501 Woodlake Circle, Okemos, MI, 48864, United States
MDC Group Holdings, LP (Mosaic Dental)	(8) (12)	Class A2 Units (Common)	2/7/2023	245	245	3	—%	16703 Southeast McGillivray Boulevard, Vancouver, WA, 98683, United States
NP/BF Holdings, L.P.	(8) (12)	Partnership Interests	4/30/2025	1,000	1,000	923	0.11%	100 North Pacific Coast Highway, Suite 1400, El Segundo, CA, 90245, United States
RCP Nats Co-Investment Fund LP	(8) (12) (17)	Limited Partnership Interests	3/17/2025	779,607	782	1,336	0.15%	6310 Southwest Boulevard, Suite 204, Fort Worth, TX, 76109, United States
REP Coinvest III AAD, L.P. (Anne Arundel)	(8) (12)	AA Equity Co-Invest	10/16/2020	12,175	880	—	—%	1306 Concourse Drive, Linthicum Heights, MD, 21090, United States
REP HS Holdings, LLC (HemaSource)	(8) (12)	LP Interests	8/31/2023	577,000	577	803	0.09%	485 South 5700 West, Salt Lake City, UT, 84104, United States
WE Select Fund 3, L.P.	(8) (12) (17)	Partnership Interest	9/10/2025	483,000	495	677	0.08%	310 East 4500 South, Suite 240, Salt Lake City, UT, 84107, United States
Total Healthcare & Pharmaceuticals					4,379	4,343	0.50%

High Tech Industries

GNX HBS Holdings, LLC	(8) (12)	Class A Units	10/1/2025	60	60	58	0.01%	1700 Stephen Street, Little Chute, WI, 54140, United States
Myriad Investment Holdings, L.P.	(8) (12)	Series B-2 Units	1/6/2026	178,105	158	163	0.02%	1 Marmac Drive, Toronto, Ontario, M9W 1E7, Canada
Solve Group Holdings, L.P. (Solve Industrial)	(8) (12)	Solve Industrial Equity	10/4/2022	313	313	289	0.03%	1817 Westinghouse Boulevard, Charlotte, NC, 28273, United States
Three Rivers Co-Investment, L.P.	(8) (12) (17)	Partnership	11/7/2025	500,000	501	500	0.06%	339 Sixth Avenue, Suite 1400, Pittsburgh, PA, 15222-2517, United States
Total High Tech Industries					1,032	1,010	0.12%

Media: Diversified & Production
BroadcastMed Holdco, LLC	(8) (12)	Series A-3 Preferred Units	10/4/2022	56,899	853	715	0.08%	400 North Ashley Drive, Tampa, FL, 33602, United States
Corporate Visions, Inc.	(8) (12)	Common Class A Units	3/5/2026	15,113,838	—	—	—%	5155 East Eagle Drive, Mesa, AZ, 85215, United States
Corporate Visions, Inc.	(8) (12)	Preferred Equity Units	3/5/2026	329	—	—	—%
Total Media: Diversified & Production					853	715	0.08%
Services: Business
BayPine Monarch Co-Invest, LP	(8) (12) (17)	Limited Partnership Interests	6/3/2025	100,000	$101	$111	0.01%	800 Boylston Street, Suite 1000, Boston, MA, 02199, United States
Certus NDT Group Holdings, LLC	(8) (12)	Class A Units	2/11/2026	245	245	245	0.03%	2449 West Park Avenue, Gray, LA, 70359, United States
Concord FG Holdings, LP (E78)	(8) (12)	Class A Common Units	12/1/2021	816	496	576	0.07%	1301 West 22nd Street, Oak Brook, IL, 60523, United States
Crimson FLS TopCo, L.P.	(8) (12)	Class A Units	2/18/2026	30,000	3,000	3,000	0.35%	3751 Joy Springs Drive, Mobile, AL, 36693, United States

Geds Equity Investors, LP (Esquire Deposition Services)	(8) (12)	Class A Limited Partnership Units	7/1/2024	2,424	320	263	0.03%	1500 Centre Parkway, Atlanta, GA, 30344, United States
Harvest Group Topco Holdings, LP	(8) (12)	Class A Common Unit	3/2/2026	3,000	—	—	—%	5100 West JB Hunt Drive, Suite 720, Rogers, AR, 72758, United States
Harvest Group Topco Holdings, LP	(8) (12)	Preferred units	3/2/2026	3,000	3,000	3,000	0.35%
KKEMP Blocked Co-Invest, LP	(8) (12)	Class A Interests	7/15/2025	1,000	1,000	1,127	0.13%	500 Skokie Boulevard, Suite 444, Northbrook, IL, 60062, United States
KRIV Co-Invest Holdings, L.P. (Riveron)	(8) (12) (17)	Class A Units	7/17/2023	790	790	1,104	0.13%	2515 McKinney Avenue, Dallas, TX, 75201, United States
M&S Group Holdings, LLC	(8) (12)	Common Units	12/23/2025	2,998	300	298	0.03%	800 West Sixth Street, Suite 950, Los Angeles, CA, 90017, United States
NMS VONA Case Management Acquisition, LP	(8) (12) (17)	Partnership	11/25/2025	2,793	1,500	2,066	0.24%	29000 Highway 98, Building A-101, Daphne, AL, 36526, United States
NMSEF II Holdings I, L.P.	(8) (12) (17)	Limited Partner Interests	9/29/2025	483,000	485	501	0.06%	10000 West Innovation Drive, Suite 250, Milwaukee, WI, 53226, United States
North Haven Terrapin IntermediateCo, LLC (Apex Companies)	(8) (12)	Class A Membership Interests	1/31/2023	1,173	117	156	0.02%	2101 Gaither Road, Rockville, MD, 20850, United States
OSG Topco Holdings, LLC (Output Services Group, Inc.)	(8) (12)	Class A Units	11/30/2023	47,021	833	498	0.06%	900 Kimberly Drive, Carol Stream, IL, 60188, United States
PN Topco L.P.	(8) (12)	Class A Units	7/31/2025	86,080	86	75	0.01%	805 15th Street Northwest, Suite 200, Washington, DC, 20005, United States
Rocket Ultimate LP	(8) (12)	Class A Units	2/19/2026	2,982,000	2,982	2,982	0.34%	1450 Centrepark Boulevard, Suite 210, West Palm Beach, FL, 33401, United States

Schill Blocker Agg, LLC	(8) (12) (17)	Limited Partnership Interests	12/12/2025	3,000,000	3,000	3,000	0.34%	5000 Mills Industrial Parkway, Suite 4, North Ridgeville, OH, 44039, United States
Shoreline CNB Partners Investment, LP (Career Now)	(8) (12)	Common Equity	9/30/2021	624	624	—	—%	302 East Parent Avenue, Royal Oak, MI, 48067, United States
Shoreline CNB Partners Investment, LP (Career Now)	(8) (12)	Series B Limited Partnership Units	10/23/2023	222	22	—	—%
STech Investors, LP	(8) (12)	Class A Unit	11/3/2025	961	96	99	0.01%	2550 Warrenville Road, Downers Grove, IL, 60515, United States
Uplift Investors Finch Co-Invest Fund, LP	(8) (12) (17)	Interests	3/31/2026	1,000,000	1,000	1,000	0.12%	4400 Bayou Boulevard, Suite 4, Pensacola, FL, 32503, United States
Total Services: Business					19,997	20,101	2.33%
Services: Consumer
CHS Investors, LLC	(8) (12)	Class A Units	5/27/2025	576	$83	$56	0.01%	5615 Rufe Snow Drive, North Richland Hills, TX, 76180, United States
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(8) (12)	Class A Units	7/31/2023	997,000	1,117	1,288	0.15%	4055 Faber Place Drive, North Charleston, SC, 29405, United States
FS NU Investors, LP (NearU)	(8) (9) (12)	Class A	8/8/2022	2,432	243	105	0.01%	3700 Arco Corporate Drive, Suite 125, Charlotte, NC, 28273, United States
Legacy Parent Holdings, LLC (Legacy Service Partners)	(8) (12)	Class B-2 Units	1/9/2023	121	14	16	—%	2701 North Rocky Point Boulevard, Suite 655, Tampa, FL, 33607, United States
Legacy Parent Holdings, LLC (Legacy Service Partners)	(8) (12)	Class B Units	1/9/2023	4,907	491	663	0.07%
Repipe Aggregator, LLC (Repipe Specialists)	(8) (11) (12)	Purchased Units	3/31/2022	282	282	69	0.01%	245 East Olive Avenue, Burbank, CA, 91502, United States
Total Services: Consumer					2,230	2,197	0.25%

Sovereign & Public Finance
CMP Ren Partners I-A LP (LMI Consulting, LLC)	(8) (11) (12)	Equity Co-Invest	6/30/2022	633,980	634	1,565	0.18%	7940 Jones Branch Drive, Tysons, VA, 22102, United States
Total Sovereign & Public Finance					634	1,565	0.18%

Transportation: Cargo
Red Griffin TopCo, LLC (Seko Global Logistics LLC)	(8) (12)	Class A Units	11/27/2024	778	2,820	—	—%	1501 East Woodfield Road, Suite 210 E, Schaumburg, IL, 60173, United States
Red Griffin TopCo, LLC (Seko Global Logistics LLC)	(8) (12)	Class B Units	11/27/2024	409	1,481	—	—%
REP RO Coinvest IV-A, LP (RoadOne)	(8) (11) (12)	Partnership Units	12/29/2022	938,576	939	486	0.06%	1 Kellaway Drive, Randolph, MA, 02368, United States
Total Transportation: Cargo					5,240	486	0.06%

Utilities: Electric
Helios Aggregator Holdings I LP (Pinnacle Supply Partners, LLC)	(8) (12)	Common Units	4/3/2023	279,687	280	80	0.01%	1424 Ohio Avenue, Dunbar, WV, 25064, United States
Total Utilities: Electric					280	80	0.01%

Utilities: Water
USAW Parent LLC (USA Water)	(8) (12)	Common Unit	2/21/2024	4,005	400	574	0.07%	363 North Sam Houston Parkway East, Houston, TX, 77060, United States
Total Utilities: Water					400	574	0.07%

Wholesale
Lettermen's Parent Holding, LLC	(8) (12)	Common Units	12/5/2025	486	49	49	0.01%	8400 W 110th St, Overland Park, KS, 66210, United States
Lettermen's Parent Holding, LLC	(8) (12)	Class A Units	11/20/2025	4,000	400	403	0.04%
Total Wholesale					449	452	0.05%
Total Equity Investments					$57,962	$55,973	6.48%

Total Investments	$2,022,433	$1,975,862	228.66%

Portfolio Company (1) (2) (7)	Interest Rate	Shares/Units	Cost	Fair Value (4)	% of Net Assets (5)
Cash Equivalents
BlackRock Liquidity Funds T-Fund - Institutional Class	3.55%	32,389,811	$32,390	$32,390	3.74%
First American Government Obligations Fund - Class Z	3.54%	2,741,415	2,741	2,741	0.32%
Total Cash Equivalents			$35,131	$35,131	4.06%

Total Investments and Cash Equivalents			$2,057,564	$2,010,993	232.72%

Counterparty	Footnotes	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Unrealized Appreciation (Depreciation)	Upfront Payments/Receipts
Derivatives - Interest Rate Swaps
Wells Fargo Bank, N.A.	(13) (14)	2030 Notes	6.65%	S + 2.3015%	3/15/2030	$300,000	$7,500	$7,500	—
Total Derivatives - Interest Rate Swaps							$7,500	$7,500	—

_______________
(1)Unless otherwise indicated, all investments are non-controlled/non-affiliated investments as defined by the 1940 Act. The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a portfolio company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)Refer to Note 3 “Investments” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for the geographic composition of investments at cost and fair value.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S"), which generally reset periodically. For each such investment, the Company has provided the spread over SOFR and the current contractual interest rate in effect at March 31, 2026. As of March 31, 2026, rates for 1M S, 3M S, 6M S, 12M S ("SOFR") are 3.66%, 3.68%, 3.70%, and 3.73%, respectively. Certain investments are subject to a SOFR floor or may utilize an alternative reference rate such as U.S. Prime Rate (“P”). For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3), unless noted otherwise. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 5 "Fair Value Measurements" to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(5)Percentage is based on net assets of $864,112 as of March 31, 2026.
(6)Denotes that all or a portion of the assets are owned by CLO-I, CLO-II and/or CLO-III (each as defined in Note 1 “Organization” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q), which serve as collateral for the Company's debt securitizations. See Note 7 “Borrowings” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(7)As of March 31, 2026, there were no portfolio investments that represented greater than 5% of our total assets.
(8)Security acquired in transaction exempt from registration under the Securities Act, and may be deemed to be a “restricted security” under the Securities Act. As of March 31, 2026, the Company held eighty restricted securities with an aggregate fair value of $55,973, or 6.48% of the Company’s net assets.
(9)Investment is a unitranche position.
(10)The investment is considered a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company's total assets. As of March 31, 2026, total non-qualifying assets at fair value represented 4.26% of the Company's total assets calculated in accordance with the 1940 Act.

(11)Position or portion thereof is an unfunded loan or equity commitment. For unfunded loan commitments, no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value result from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See Note 8 “Commitments and Contingencies” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q.
(12)Denotes that all or a portion of the assets are owned by the Company or NCDL Equity Holdings LLC (“NCDL Equity Holdings”). The Company entered into the Revolving Credit Facility. The Revolving Credit Facility is guaranteed by NCDL Equity Holdings and will be guaranteed by certain subsidiaries of the Company that are formed or acquired by the Company in the future. See Note 7 “Borrowings” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(13)Instrument is used in a qualifying hedge accounting relationship. The associated change in fair value is recorded with the change in fair value of the hedged item within interest and debt financing expense on the consolidated statements of operations. Refer to Note 4 “Derivatives” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(14)Investments valued using observable inputs (Level 2). See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 5 “Fair Value Measurements” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(15)Represents an investment held through an aggregator vehicle organized as a pooled investment vehicle.
(16)Loan was on non-accrual status as of March 31, 2026.
(17)Investments measured at NAV. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.

MANAGEMENT
The information in the sections entitled “Proposal 1: Election of Director Nominees - Information about the Director Nominees and Directors,” “Corporate Governance - Board Leadership Structure,” “Corporate Governance - The Board’s Role in Risk Oversight and Compliance,” and “Corporate Governance - Committees of the Board” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The information in the sections entitled “Corporate Governance - Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The information in the section entitled “Security Ownership of Management and Certain Beneficial Owners” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated herein by reference.

PORTFOLIO MANAGEMENT
The information in the section entitled “Corporate Governance - Portfolio Management” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

DETERMINATION OF NET ASSET VALUE
The information included under the caption “Significant Accounting Policies – Valuation of Portfolio Investments” in Note 2 to the unaudited consolidated financial statements appearing in our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

Determinations in Connection with Offerings
In connection with each offering of our shares, to the extent we do not have shareholder approval to sell below NAV, the Valuation Designee will be required to make a good faith determination that we are not selling our shares at a price below the then current NAV of our shares at the time at which the sale is made, as required by Section 63 of the 1940 Act. The Valuation Designee will consider the following factors, among others, in making such determination:
•the NAV of our shares disclosed in the most recent periodic report we filed with the SEC;
•management’s assessment of whether any material change in the NAV of our shares has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV of our shares and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our shares; and
•the magnitude of the difference between (i) a value that the Valuation Designee has determined reflects the current (as of a time within 48 hours excluding Sundays and holidays) NAV of our shares, which is based upon the NAV of our shares disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect management’s assessment of any material change in the NAV of our shares since the date of the most recently disclosed NAV of our shares, and (ii) the offering price of our shares in the proposed offering.
Moreover, to the extent that there is a possibility that we may (i) issue shares of common stock at a price per share below the then current NAV per share at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the NAV per share fluctuates by certain amounts in certain circumstances until the prospectus is amended, our Board will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the NAV per share of common stock within two days prior to any such sale to ensure that such sale will not be below our then current NAV per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the NAV per share to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We currently have adopted an “opt out” dividend reinvestment plan. As a result of the foregoing, if our Board authorizes, and we declare, a cash dividend or distribution, shareholders that do not “opt out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares rather than receiving cash.
If newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the total dollar amount of the cash dividend or distribution payable to a shareholder by the market price per share at the close of regular trading on the NYSE on the payment date of a distribution, or if no sale is reported for such day, the average of the reported bid and ask prices. However, if the market price per share on the payment date of a cash dividend or distribution exceeds the most recently computed NAV per share, we will issue shares at the greater of (i) the most recently computed NAV per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeded the most recently computed NAV per share). For example, if the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $24.00 per share, we will issue shares at $24.00 per share. If the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $27.00 per share, we will issue shares at $25.65 per share (95% of the current market price). If the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $26.00 per share, we will issue shares at $25.00 per share.
If shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the dollar amount of the cash dividend payable to such shareholder by the weighted average price per share for all shares purchased by the Plan Administrator in the open market in connection with the dividend. Although each participant may from time to time have an undivided fractional interest in a share, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to each participant’s account.
No action will be required on the part of a registered shareholder to have his, her or its distribution paid in shares. A registered shareholder is able to elect to have their dividends and other distributions in cash by notifying us and the Plan Administrator in writing so that such notice is received no later than ten calendar days prior to the record date for distributions to the shareholders.
There are no brokerage charges or other charges to shareholders who participate in the dividend reinvestment plan.
The dividend reinvestment plan is terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.
During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the dividend reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares of our common stock purchased during such quarter, and the per share purchase price for such shares. Annually, as required by the Code, we will include tax information for income earned on shares under the dividend reinvestment plan on a Form 1099-DIV that is mailed to shareholders. We reserve the right to amend, suspend or terminate the dividend reinvestment plan. Any distributions reinvested through the issuance of shares through our dividend reinvestment plan will increase our gross assets on which the base management fee and the incentive fee are determined and paid under the Advisory Agreement. Computershare, Inc. will act as the administrator of the dividend reinvestment plan.
For additional discussion regarding the tax implications of participation in the dividend reinvestment plan, see “Certain U.S. Federal Income Tax Considerations.”

DESCRIPTION OF SECURITIES
This prospectus contains a summary of the common stock, preferred stock, subscription rights, warrants and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus contains, and any applicable prospectus supplement or related free writing prospectus that we may authorize to be provided to you related to any security being offered will contain, the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK
Please refer to Exhibit 4.2 to our most recent Annual Report on Form 10-K, which is incorporated by reference herein, for a description of our common stock. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our common stock being offered.

DESCRIPTION OF PREFERRED STOCK
In addition to shares of common stock, our Charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without shareholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock. If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement accompanying each preferred share offering.
The 1940 Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 66.7% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.
For any series of preferred stock that we may issue, our Board will determine and the amendment to the Charter and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete certificate of designation that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS
General
We may issue subscription rights to our shareholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each shareholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise Of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any warrants offering.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such shares of common stock, preferred stock or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock;
•if applicable, the date on and after which such warrants and the related shares of common stock will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25.0% of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you relating to that particular series of debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
This section includes a description of the material provisions that will be included in the indenture. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture that will govern our debt securities because it, and not this description, will define your rights as a holder of debt securities. We have filed the form of base indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” in this prospectus for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including among other things:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default (as defined in “Events of Default” below);
•whether the series of debt securities is issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interest;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150.0% after each issuance of debt (which means we can borrow $2 for every $1 of our equity), but giving effect to any exemptive relief granted to us by the SEC. For a discussion of risks involved with incurring additional leverage, see “Item 1A — Risk Factors — Risks Related to Our Operations and Investments — Our asset coverage requirement was reduced from 200% to 150%, which could increase the risk of investing in the Company” in our most recent Annual Report on Form 10-K. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture will provide that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture will not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture will also provide that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture will not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms also may include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security will be registered will be recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain certificates for his, her or its interest in the debt securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;
•an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York, as applicable, and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within five business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);
•we voluntarily file for bankruptcy or consent to the commencement of certain other events of bankruptcy, insolvency or reorganization;
•a court of competent jurisdiction enters an order or decree under bankruptcy law that is for relief against us in an involuntary case or proceeding, adjudges us bankrupt or insolvent or orders the winding up or liquidation of us and the continuance of any such decree or order remains undischarged or unstayed for a period of 90 days;
•the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable by a notice in writing to us (and to the trustee if given by such holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee will not be required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:
•in the payment of principal, any premium or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Merger or Consolidation
Under the terms of the indenture, we will generally be permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
•the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•we must deliver certain certificates and documents to the trustee; and

•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we will be able to make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as will be permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities that will be issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and
•for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any of our affiliates, or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we will be able to make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieve covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if such covenant defeasance had not occurred;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain or there has been published an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or we obtain or there has been published an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if such defeasance had not occurred. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form;
•without interest coupons; and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons will be acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent that the indenture will provide in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness will be defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any existing and future secured indebtedness, including any credit facilities or secured indenture securities, that we incur to the extent of the value of the assets securing such secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles or similar facilities.
In the event of bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
U.S. Bank Trust Company, National Association will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Procedures
The Depository Trust Company (“DTC”) will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”), deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly- owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The

DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (the “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consent or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and an investment in shares of our common stock. The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, which we refer to as the “Treasury regulations”, the legislative history of the Code, current administrative interpretations and practices of the IRS (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our shareholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of shareholders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, certain former citizens or long-term residents of the United States, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that shareholders hold our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or non-U.S., state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
A “U.S. shareholder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•A citizen or resident of the United States;
•A corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•A trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. shareholder” is a beneficial owner of shares of our common stock that is neither a U.S. shareholder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each of its partners generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A shareholder that is a partnership holding shares of our common stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to each shareholder of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Our Election to be Taxed as a RIC
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under subchapter M of the Code. However, no assurance can be given that we will be able to maintain our RIC tax treatment. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our shareholders as dividends.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we generally must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income”, which generally is our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation as a RIC
If we:
•qualify as a RIC; and
•satisfy the Annual Distribution Requirement,
then we will not be subject to U.S. federal income tax on the portion of our income and gains that is timely distributed (or is deemed to be timely distributed) to our shareholders. We will be subject to U.S. federal income tax imposed at corporate rates on any income or gains that we do not timely distribute (or are deemed to timely distribute) to our shareholders.
In addition, we will be subject to a nondeductible 4% U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and net capital gains that we recognized in preceding years, but were not distributed in such years and on which we did not pay U.S. federal income tax (the “Excise Tax Distribution Requirement”). While we intend to make distributions to our shareholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships”, or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
•no more than 25% of the value of our assets is invested in (1) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (2) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses, or (3) the securities of certain “qualified publicly traded partnerships” (the “Diversification Tests”).

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its shareholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for U.S. federal income tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders even if such income is greater than the aggregate net income we actually earned during those years. In such event, we may liquidate certain investments, if necessary. We may recognize gains or losses from such liquidations. In the event that we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.
For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether we receive cash representing such income in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discounts or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.
Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to U.S. federal income tax imposed at corporate rates.
Because we intend to use debt financing, we may be prevented by financial covenants contained in our debt financing agreements from making distributions to our shareholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Limits on distributions to our shareholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or prevent us from satisfying the Excise Tax Distribution Requirement.
Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our shareholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Distribution Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Failure of NCDL to Qualify as a RIC
If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) imposed at regular corporate rates, regardless of whether we make any distributions to our shareholders. In such case, distributions would not be required. However, if distributions are made, including distributions of net long-term capital gain, any such distributions would generally be taxable to our shareholders as ordinary dividend income to the extent of our current or accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, non-corporate shareholders generally would be able to treat such dividends as qualified dividends, which are subject to reduced rates of U.S. federal income tax, and corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.
Subject to a limited exception applicable to RICs that qualified as such under subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay U.S. federal income tax at corporate rates on such built-in gain at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.
Investments — General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gains without receipt of a corresponding distribution of cash, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that any adverse effects of these provisions will be mitigated.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Passive Foreign Investment Companies
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on any “excess distribution” received on, or any gain from the disposition of, such shares. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. This additional tax and interest may apply even if we make a distribution as a taxable dividend by us to our shareholders in an amount equal to (1) any “excess distribution,” or (2) gain from the disposition of such shares. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark to market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize income in excess of distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the Excise Tax Distribution Requirement. See “— Taxation as a RIC” above.
Foreign Currency Transactions
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Taxation of U.S. Shareholders
The following discussion only applies to U.S. shareholders. Prospective shareholders that are not U.S. shareholders should refer to “— Taxation of Non-U.S. shareholders” below.
Distributions
Distributions by us generally are taxable to U.S.shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent that such distributions paid by us to non-corporate shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for reduced rates of tax. In this regard, it is anticipated that distributions paid by NCDL will generally not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates of tax applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” in written statements furnished to its shareholders will be taxable to a U.S. shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. shareholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution”. In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder, and (iii) the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. shareholder will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s adjusted tax basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution”.
A “publicly offered RIC” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We expect to qualify as a publicly offered RIC.
If we qualify as a publicly offered RIC, we may distribute taxable dividends that are payable in part in our common stock at the election of each shareholder. In accordance with certain applicable Treasury regulations and published guidance issued by the Internal Revenue Service, a publicly offered RIC may treat a distribution of its own stock as fulfilling the Annual Distribution Requirement if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such shareholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Taxable shareholders receiving such dividends will be required to include the amount of the dividends as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. In addition, if a significant number of our shareholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made, and we will be subject the 4% excise tax on such amounts. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. shareholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
We or the applicable withholding agent will send to each of its U.S. shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are Qualifying Dividends). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends.
Dividend Reinvestment Plan
Under the dividend reinvestment plan, if a U.S. shareholder owns shares of our common stock registered in the U.S. shareholder’s own name, the U.S. shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. shareholder opts out of the dividend reinvestment plan by delivering a written, phone or internet notice to the Plan Administrator at least three days prior to the payment date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. For U.S. federal income tax purposes, shareholders generally will be treated as receiving income in an amount equal to the value of the shares distributed by us, which generally will be equal to the amount of the cash distribution the shareholder would have received if the shareholder had elected to receive cash. The U.S. shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. shareholder’s account.
Dispositions
A U.S. shareholder generally will recognize taxable gain or loss if the U.S. shareholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. shareholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
In general, non-corporate U.S. shareholders currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with a modified adjusted gross incomes in excess of $200,000 (other thresholds apply depending on the individual shareholder’s filing status) and certain estates and trusts are subject to an additional 3.8% surtax on their “net investment income”, which generally includes gross income from interest, dividends, annuities, royalties and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at a 21% rate also applied to ordinary income. Non-corporate U.S. shareholders with net capital losses for a year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. shareholder in excess of $3,000 generally may be carried forward and used in subsequent years, subject to certain limitations, as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Tax Shelter Reporting Regulations
Under applicable Treasury Regulations, if a U.S. shareholder recognizes a loss with respect to our common stock of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. shareholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding
We may be required to withhold U.S. federal income tax (“backup withholding”) from any distribution to a U.S. shareholder (other than a corporation, a financial institution, or a shareholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.
Taxation of Non-U.S. Shareholders
The following discussion applies only to Non-U.S. shareholders. Whether an investment in shares of our common stock is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a Non-U.S. shareholder may have adverse tax consequences to such Non-U.S. shareholder. Non-U.S. shareholders should consult their tax advisers before investing in our common stock.

Distributions; Dispositions
Subject to the backup withholding and FATCA (defined below) discussions below, distributions of our “investment company taxable income” to Non-U.S. shareholders generally will be subject to withholding of U.S. federal income tax imposed at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. No withholding will be required with respect to certain distributions to Non-U.S. shareholders if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us.
If the distributions are effectively connected with the conduct of a trade or business in the United States (a “U.S. trade or business”) by the Non-U.S. shareholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by the Non-U.S. shareholder in the United States), we will not be required to withhold U.S. federal income tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.
Subject to the discussion in “— Foreign Account Tax Compliance Act” below, actual or deemed distributions of our net capital gains to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), or (ii) such Non-U.S. shareholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale, exchange or other taxable disposition of our common stock, are effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), such amounts will be subject to U.S. federal income tax, on a net income basis, in the same manner, and at the rates applicable to, a U.S. shareholder. For a corporate Non-U.S. shareholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. shareholder.
Dividend Reinvestment Plan
Under our dividend reinvestment plan, if a Non-U.S. shareholder owns shares of our common stock registered in the Non-U.S. shareholder own name, the Non-U.S. shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless it opts out of the dividend reinvestment plan by delivering notice to the Plan Administrator prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gain dividend or interest-related dividend, if applicable, and is not effectively connected with a U.S. trade or business of the Non-U.S. shareholder (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S.

shareholder in the United States), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), the full amount of the distribution generally will be reinvested in our common stock and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. shareholder’s account.
Backup Withholding and Information Reporting
We must generally report to our documented Non-U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. shareholder is a resident for tax purposes. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. shareholder, provided the Non-U.S. shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. shareholder’s U.S. federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. shareholder might be eligible for refunds or credits of such taxes.

REGULATION
For more information on regulation please see the section entitled “Regulation as a Business Development Company” in “Item 1 – Business” of our most recent Annual Report on Form 10-K, which is incorporated herein by reference. See “Available Information” below for more information regarding where you can obtain a copy of our codes of ethics and the Proxy Voting Policies and Procedures of our Investment Adviser.
Fundamental Investment Policies
Neither our investment objective nor our investment policies are identified as fundamental. Accordingly, our investment objective and policies may be changed by us without the approval of our shareholders.
NYSE Corporate Governance Regulations
The NYSE has adopted corporate governance regulations with which listed companies must comply with. We intend to be in compliance with such corporate governance listing standards applicable to BDCs. We intend to monitor our compliance with all such listing standards and any future listing standards and to take all necessary actions to ensure that we are in compliance therewith. If we were to be delisted by NYSE, the liquidity of our common stock would be materially impaired.

PLAN OF DISTRIBUTION
We may offer, from time to time, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements also will describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the shares offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority of our common shareholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common shareholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 8.0% of the gross proceeds of the sale of shares offered pursuant to this prospectus and any applicable prospectus supplement.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE under the symbol “NCDL”. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AGENT, DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities and loan documents are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association is West Side Flats St. Paul, 60 Livingston Ave., Saint Paul, Minnesota 55107. Computershare, Inc. serves as our transfer agent, distribution paying agent and registrar. The principal business of Computershare, Inc. is 150 Royall Street, Canton, Massachusetts 02021.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Because we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, Nuveen Asset Management may manage certain of our liquid investments pursuant to the NAM Sub-Advisory Agreement and therefore is primarily responsible for the execution of any publicly traded securities and the allocation of brokerage commissions. Nuveen Asset Management does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Nuveen Asset Management generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, Nuveen Asset Management may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Churchill determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, New York, 10017.
AVAILABLE INFORMATION
This prospectus is part of a registration statement on Form N-2 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information also will be available free of charge by contacting us at 375 Park Avenue, 9th Floor, New York, New York 10152, by telephone at (212) 478-9200, or on our website at www.ncdl.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 7, 2026;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 3, 2026, March 20, 2026 and May 28, 2026;
•our Definitive Proxy Statement on Schedule 14A, filed on April 7, 2026 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and
•the description of our common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.
To obtain copies of these filings, see “Available Information” in this prospectus, or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
Nuveen Churchill Direct Lending Corp.
375 Park Avenue, 9th Floor
New York, NY 10152
(212) 478-9200
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$
Nuveen Churchill Direct Lending Corp.
6.650% Notes due 2030
PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

SMBC Nikko

, 2026